                             Date 12th December 2005

                             ARLINGTON TANKERS LTD.
                                   as Borrower

                                     - and -

                         THE ROYAL BANK OF SCOTLAND PLC
                                    as Lender

                                 LOAN AGREEMENT

                                   relating to
                            a US$229,500,000 facility
            to (i) finance the whole of the acquisition cost of m.t's
                  "STENA CONTEST" and "STENA CONCEPT", (ii) to
            refinance existing indebtedness relating to m.t's "STENA
                        VISION", "STENA VICTORY", "STENA
  COMPANION", "STENA COMPATRIOT", "STENA CONCORD" and "STENA CONSUL" and (iii)
                         for general corporate purposes

                            WATSON, FARLEY & WILLIAMS
                                     LONDON

                                      INDEX

CLAUSE                                                                      PAGE
------                                                                      ----
1        INTERPRETATION                                                       1
2        FACILITY                                                            18
3        DRAWDOWN                                                            18
4        INTEREST                                                            19
5        INTEREST PERIODS                                                    20
6        DEFAULT INTEREST                                                    21
7        REPAYMENT AND PREPAYMENT                                            22
8        MISMATCH BETWEEN LOAN AND TRANSACTIONS                              23
9        CONDITIONS PRECEDENT                                                25
10       REPRESENTATIONS AND WARRANTIES                                      26
11       GENERAL UNDERTAKINGS                                                28
12       CORPORATE UNDERTAKINGS                                              31
13       INSURANCE                                                           33
14       SHIP COVENANTS                                                      37
15       SECURITY COVER                                                      40
16       PAYMENTS AND CALCULATIONS                                           42
17       APPLICATION OF RECEIPTS                                             43
18       APPLICATION OF EARNINGS                                             43
19       EVENTS OF DEFAULT                                                   44
20       FEES AND EXPENSES                                                   48
21       INDEMNITIES                                                         49
22       NO SET-OFF OR TAX DEDUCTION                                         51
23       ILLEGALITY, ETC                                                     52
24       INCREASED COSTS                                                     52
25       SET-OFF                                                             53
26       TRANSFERS AND CHANGES IN LENDING OFFICE                             54

27       VARIATIONS AND WAIVERS                                              54
28       NOTICES                                                             55
29       SUPPLEMENTAL                                                        56
30       LAW AND JURISDICTION                                                57

SCHEDULE 1 DRAWDOWN NOTICE                                                   58

SCHEDULE 2 CONDITION PRECEDENT DOCUMENTS                                     59

EXECUTION PAGE                                                               67

THIS AGREEMENT is made on 12th December 2005

BETWEEN

(1) ARLINGTON TANKERS LTD. a company incorporated Bermuda whose registered office is at Clarendon House, Hamilton HM11, Bermuda (the "BORROWER") and

(2) THE ROYAL BANK OF SCOTLAND PLC acting through its office at Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX, England (the "LENDER")

BACKGROUND

The Lender has agreed to make available to the Borrower a facility of up to $229,500,000 in up to 3 Advances for the purpose of (a) financing the whole of the purchase price of m.t's. "STENA CONTEST" and "STENA CONCEPT", (b) refinancing the Existing Indebtedness relating to m.t's. "STENA VISION", "STENA VICTORY", "STENA COMPANION", "STENA COMPATRIOT", "STENA CONCORD" and "STENA CONSUL", and (c) general corporate purposes of the Borrower and the Group.

IT IS AGREED as follows:

1    INTERPRETATION

1.1  DEFINITIONS. Subject to Clause 1.5, in this Agreement:

     "ACCOUNT BALANCE" means, in relation to the Operating Account, the amount for the time being standing to the credit of the Operation Account;

     "ACCOUNTING INFORMATION" means the quarterly financial statements and/or the annual audited financial statements to be provided by the Borrower to the Lender in accordance with this Agreement;

     "ACCOUNTING PERIOD" means each consecutive period of approximately 3 months falling during the Loan Period (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered pursuant to this Agreement;

     "ACCOUNTS SECURITY DEED" means a deed creating security in favour of the Lender in respect of the Operating Account, in such form as the Lender may approve or require;

     "ADVANCE" means the principal amount of each borrowing by the Borrower under this Agreement;

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50 per cent. or more of the voting stock, membership or partnership interests, or other similar interests of such Person or to direct or cause direction of the management and policies of such Person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

     "APPROVED CLASSIFICATION SOCIETY" means a classification society which is a member of IACS;

     "APPROVED MANAGER" means Northern Marine Management Ltd whose registered office is at 2 Central Avenue, Clydebank, Scotland, G81 2QR or, where the context requires, any other company which the Lender may approve from time to time as the technical and/or commercial manager of a Ship;

     "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on:

     (a) 31 January 2006 (or such later date as the Lender may agree with the Borrower); or

     (b) if earlier, the final Drawdown Date or the date on which the Lender's obligation to make the Loan is cancelled or terminated;

     "BUSINESS DAY" means a day on which banks are open in London and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

     "CALCULATION PERIOD" means the period commencing on the date on which the last payment or delivery has been made under Section 2(a)(i) of the Master Agreement with respect to a Transaction (or in the case of the first such period the date the relevant Transaction has been entered into) and ending on the next date upon which such a payment or delivery is to be made;

     "CHANGE OF CONTROL" means the occurrence of either of the following:

     (a) the Borrower ceasing directly to own 100 per cent. of the shares of any of the Guarantors; or

     (b) a person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing 50 per cent. or more of the outstanding voting or economic equity interests of the Borrower;

     "CHARTER ASSIGNMENT" means, in relation to a Ship, an assignment of the rights of the Guarantor owning that Ship under the relevant Charter, Charter Guarantee, Management Agreement, Off-Hire Guarantee and (where applicable) Charter Substitution Agreement, in such form as the Lender may approve or require, and in the plural means all of them;

     "CHARTER" means:

     (a) in relation to "STENA CONTEST", the time charterparty entered into or to be entered into between Contest and Stena Bulk;

     (b) in relation to "STENA CONCEPT", the time charterparty entered into or to be entered into between Concept and Stena Bulk;

     (c) in relation to "STENA VISION", the time charterparty dated 20 October 2004 and entered into between Vision and CV-MAX I, as amended;

     (d) in relation to "STENA VICTORY", the time charterparty dated 20 October 2004 and entered into between Victory and CV-MAX II, as amended;

     (e) in relation to "STENA COMPANION", the time charterparty dated 20 October 2004 and entered into between Companion and Stena Bulk, as amended;

     (f) in relation to "STENA COMPATRIOT", the time charterparty dated 20 October 2004 and entered into between Compatriot and Stena Bulk, as amended;

     (g) in relation to "STENA CONCORD", the time charterparty dated 20 October 2004 and entered into between Concord and Stena Bulk, as amended; and

     (h) in relation to "STENA CONSUL", the time charterparty dated 20 October 2004 and entered into between Consul and Stena Bulk, as amended,

     and, in the singular, means any of them;

     "CHARTER GUARANTEE" means, in relation to a Charter, a guarantee of the Charterer's obligations under the Charter, in favour of the relevant Charter Guarantor and issued by the relevant Charter Guarantor, in such form as the Lender may approve or require;

     "CHARTER GUARANTOR" means:

     (a) in relation to "STENA VISION" and "STENA VICTORY", Concordia Maritime AB; and

     (b) in relation to "STENA COMPANION", "STENA COMPATRIOT", "STENA CONCORD", "STENA CONSUL", "STENA CONTEST" and "STENA CONCEPT", Stena AB;

     "CHARTER SUBSTITUTION AGREEMENT" means, in relation to each of "STENA VISION" and "STENA VICTORY", an agreement entered into between Stena AB and the relevant Guarantor whereby Stena AB undertakes that in certain circumstances it will procure that Stena Bulk AB enters into a replacement time charter in respect of the relevant Ship (the obligations of Stena Bulk AB thereunder to be guaranteed by Stena AB), in such form as the Lender may approve or require, and in the plural means both of them;

     "CHARTERER" means:

     (a)  in relation to "STENA VISION", CV-MAX I;

     (b)  in relation to "STENA VICTORY", CV-MAX II; and

     (c) in relation to each of "STENA COMPANION", "STENA COMPATRIOT", "STENA CONCORD", "STENA CONSUL", "STENA CONTEST" and "STENA CONCEPT", Stena Bulk,

     and, in the plural, means all of them;

     "CM V-MAX I" means CM V-MAX I Limited, a company incorporated and existing under the laws of Bermuda and having its registered address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda:

     "CM V-MAX II" means CM V-MAX II Limited, a company incorporated and existing under the laws of Bermuda and having its registered address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda:

     "COMMITMENT" means the obligation of the Lender to advance the Loan to the Borrower under this Agreement, as the same may be reduced, terminated or cancelled in accordance with or pursuant to this Agreement;

     "COMPANION" means Companion Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "COMPATRIOT" means Compatriot Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "CONCEPT" means Concept Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "CONCORD" means Concord Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "CONSUL" means Consul Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "CONTEST" means Contest Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "CONTRACTUAL CURRENCY" has the meaning given in Clause 21.4;

     "CREDIT SUPPORT DOCUMENT" has the meaning given to that expression in section 14 of the Master Agreement;

     "CREDIT SUPPORT PROVIDER" has the meaning given to that expression in section 14 of the Master Agreement;

     "CURRENT ASSETS" means, in respect of each Accounting Period, the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year LESS any doubtful debts and any discounts or allowances given as stated in the then most recent Accounting Information;

     "CURRENT LIABILITIES" means, in respect of each Accounting Period, the aggregate amount of trade and other creditors in respect of operating items payable within one year, (excluding the Loan), including any accrued interest as stated in the most recent Accounting Information;

     "DEBT" means in relation to any member of the Group (the "DEBTOR");

     (a)  Financial Indebtedness of the debtor;

     (b) liability for any creditor to the debtor from a supplier of goods or services or under any instalment purchase or payment plan or other similar arrangement;

     (c) contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information;

     (d)  deferred tax of the debtor; and

     (e) liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of other person who is not a member of the Group which would fall within (a) to (d) if the references to the debtor referred to the other person;

     "DEED OF COVENANT" means, in relation to a Ship, a deed of covenant collateral to the Mortgage relating to that Ship, in such form as the Lender may approve or require, and in the plural means all of them;

     "DOLLARS" and "$" means the lawful currency for the time being of the United States of America;

     "DRAWDOWN DATE" means, in relation to each Advance, the date requested by the Borrower for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

     "DRAWDOWN NOTICE" means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

     "EARLY TERMINATION DATE" has the meaning given to that expression in section 14 of the Master Agreement;

     "EARNINGS" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of that Ship, including (but not limited to):

     (a) all freight, hire and passage moneys, compensation payable to the Guarantor owning the Ship in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

     (b) all moneys which are at any time payable under Insurances in respect of loss of earnings; and

     (c) if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

     "ENVIRONMENTAL CLAIM" means:

     (a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

     (b) any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

     and "CLAIM" means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

     "ENVIRONMENTAL INCIDENT" means:

     (a)  any release of Environmentally Sensitive Material from a Ship; or

     (b) any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or a Guarantor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

     (c) any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where a Guarantor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

     "ENVIRONMENTAL LAW" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

     "ENVIRONMENTALLY SENSITIVE MATERIAL" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

     "EVENT OF DEFAULT" means any of the events or circumstances described in Clause 19.1;

     "EXISTING INDEBTEDNESS" means a principal amount of up to $135,000,000 owing by the Borrower to the Existing Lenders under the Existing Loan Agreement;

     "EXISTING LENDERS" means the lenders under the Existing Loan Agreement;

     "EXISTING LOAN AGREEMENT" means a loan agreement dated 2 November 2004 and entered into between (i) the Borrower as borrower, (ii) Fortis Bank (Nederland) N.V. and HSBC Bank plc as mandated lead arrangers, (iii) Fortis Bank (Nederland) N.V. as agent and security trustee, (iv) the Existing Lenders, and (v) Fortis Bank (Nederland) N.V. and HSBC Bank plc as swap providers, such indebtedness being secured on "STENA VISION", "STENA VICTORY", STENA COMPANION", "STENA COMPATRIOT", "STENA CONCORD" AND "STENA CONSUL";

     "EXISTING SHIPS" means, together, "STENA VISION", "STENA VICTORY", "STENA COMPANION", "STENA COMPATRIOT", "STENA CONCORD" and "STENA CONSUL" and, in the singular, means any of them;

     "FEE LETTER" means a letter dated on the date hereof issued by the Borrower to the Lender in respect of fees payable to the Lender in relation to this Agreement;

     "FINANCE DOCUMENTS" means:

     (a)  this Agreement;

     (b)  the Master Agreement;

     (c)  the Guarantees;

     (d)  the Mortgages;

     (e)  the Deeds of Covenant;

     (f)  the General Assignments;

     (g)  the Accounts Security Deed;

     (h)  the Charter Assignments;

     (i)  the Master Agreement Security Deed;

     (j)  the Credit Support Documents; and

     (k) any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, a Guarantor or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement and/or the Master Agreement and/or any of the other documents referred to in this definition;

     "FINANCIAL INDEBTEDNESS" means, in relation to any member of the Group (the "DEBTOR"), a liability of the debtor:

     (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

     (b) under any loan stock, bond, note or other security issued by the debtor;

     (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

     (d) under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

     (e) under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

     (f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

     "GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied;

     "GENERAL ASSIGNMENT" means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation relating to that Ship, in such form as the Lender may approve or require, and in the plural means all of them;

     "GROUP" means the Borrower and its subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time during the Security Period and "MEMBER OF THE GROUP" shall be construed accordingly;

     "GUARANTEE" means, in relation to a Guarantor, a guarantee of the Borrower's obligations under this Agreement, the Master Agreement and the other Finance Documents to which the Borrower is a party, issued by that Guarantor in favour of the Lender, in such form as the Lender may approve or require, and in the plural means all of them;

     "GUARANTORS" means, together, Contest, Concept, Consul, Concord, Compatriot, Companion, Victory and Vision, and in the singular means any of them;

     "INSURANCES" means, in relation to a Ship:

     (a) all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, which are effected in respect of that Ship, her Earnings or otherwise in relation to her; and

     (b) all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

     "INTEREST PERIOD" means a period determined in accordance with Clause 5.2;

     "ISM CODE" means, in relation to its application to each Guarantor, its Ship and its operation:

     (a) 'The International Management Code for the Safe Operation of Ships and for Pollution Prevention', currently known or referred to as the 'ISM Code', adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

     (a) all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations' produced by the International Maritime Organisations pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

     "ISM CODE DOCUMENTATION" includes:

     (a)  the document of compliance (DOC) and safety management certificate
          (SMC) issued pursuant to the ISM Code in relation to the Ships or any or them within the periods specified by the ISM Code; and

     (b) all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require; and

     (c) any other documents which are prepared or which are otherwise relevant to establish and maintain the Ships' or the Guarantors' compliance with the ISM Code which the Lender may require;

     "ISM SMS" means the safety management system for each Ship which is required to be developed, implemented and maintained under the ISM Code;

     "ISPS CODE" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924 (22) of the International Maritime Organisation ("IMO") adopted by a Diplomatic conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended);

     "ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;

     "LENDER" means The Royal Bank of Scotland plc, a company incorporated in Scotland having its registered office at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting through the Shipping Business Centre at 5-10 Great Tower Street, London EC3P 3XH, England or through any other branch notified to the Borrower from time to time pursuant to Clause 26.6 and includes all persons directly or indirectly deriving title under it (whether by assignment, amalgamation, operation of law or otherwise);

     "LOAN" means the principal amount for the time being advanced and outstanding under this Agreement;

     "MAJOR CASUALTY" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds, in the case of "STENA VISION" or "STENA VICTORY", $5,000,000 and, in the case of each other Ship, $2,000,000 or, in either case, the equivalent in any other currency;

     "MANAGEMENT AGREEMENT" means, in relation to each Ship, a management agreement entered into or, as the case may be, to be entered into between the relevant Guarantor and the Approved Manager, in such form as the Lender may approve or require, and in the plural means all of them;

     "MANDATORY COST RATE" means the percentage rate, which represents the cost to the Lender, relative to the Loan, of compliance with the requirements of the Bank of England, the Financial Services Authority or any other regulatory authority, as determined by the Lender in accordance with the formula detailed in Schedule 4 hereto;

     "MARGIN" means, from the first day of the next Interest Period following the date on which any adjustment referred to below is made:

     (a) when the Security to Exposure Ratio, expressed as a percentage, is less than 200%, (as most recently determined in accordance with Clause 15.5), 0.85 per cent. per annum; or

     (b) when the Security to Exposure Ratio, expressed as a percentage, is equal to or greater than 200%, (as most recently determined in accordance with Clause 15.5), 0.75 per cent. per annum;

     "MARGIN STOCK" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time;

     "MASTER AGREEMENT" means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified) made between the Lender and the Borrower of even date herewith, and includes all transactions from time to time entered into and confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

     "MASTER AGREEMENT LIABILITIES" means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrower to the Lender under the Master Agreement;

     "MASTER AGREEMENT SECURITY DEED" means the deed containing, inter alia, a charge in respect of the Master Agreement executed or to be executed by the Borrower in favour of the Lender, in such form as the Lender may approve or require;

     "MINIMUM SECURITY COVER RATIO" has the meaning given in Clause 15.1;

     "MOAS" means, together, the STENA CONTEST MOA and the STENA CONCEPT MOA and, in the singular, means either of them;

     "MORTGAGE" means, in relation to a Ship, the first priority Bermudian ship mortgage on the Ship, in such form as the Lender may approve or require, and in the plural means all of them;

     "NEGOTIATION PERIOD" has the meaning given in Clause 4.7;

     "NEW OWNERS" means, together, Contest and Concept, and in the singular means either of them;

     "NEW SHIPS" means, together, "STENA CONTEST" and "STENA CONCEPT", and in the singular, means either of them;

     "OFF-HIRE GUARANTEE" means, in relation to each Ship, an agreement entered into or, as the case may be, to be entered into between Stena AB and the relevant Guarantor whereby Stena AB guarantees the obligations of the Approved Manager to make indemnification payments for off-hire or reduced hire under the relevant Management Agreement, in such form as the Lender may approve or require, and in the plural means all of them;

     "OPERATING ACCOUNT" means an account in the name of the Borrower with the Lender in London designated "Arlington Tankers Ltd. - Operating Account ARLTAN-USD1", or any other account (with that or another office of the Lender) which is designated by the Lender as the Operating Account for the purposes of this Agreement;

     "PAYMENT CURRENCY" has the meaning given in Clause 21.4;

     "PERMITTED SECURITY INTERESTS" means:

     (a)  Security Interests created by the Finance Documents;

     (b) liens for unpaid master's and crew's wages not more than 30 days overdue;

     (c)  liens for salvage;

     (d) liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

     (e) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 60 days overdue (unless the overdue amount is being contested by the Borrower or the relevant Guarantor in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.12(g);

     (f) any other Security Interest which is not material (in the context of the value of the relevant Ship) and for which adequate security has been provided so as to avoid the risk of arrest of any of the Ships;

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PERTINENT DOCUMENT" means:

     (a)  any Finance Document;

     (b) any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

     (c) any other document contemplated by or referred to in any Finance Document; and

     (d) any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

     "PERTINENT JURISDICTION", in relation to a company, means:

     (a)  England and Wales;

     (b) the country under the laws of which the company is incorporated or formed;

     (c) a country in which the company's central management and control is or has recently been exercised;

     (d) a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

     (e) a country in which assets of the company (other than, in the case of each Guarantor, transitory presence of its Ship in the normal course of trading) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

     (f) a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

     "PERTINENT MATTER" means:

     (a) any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

     (b) any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

     and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

     "POTENTIAL EVENT OF DEFAULT" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;

     "QUALIFYING CHARTER DATE" means, at any time, a date on which each Ship then subject to a Mortgage is subject to a time charter of at least 12 months remaining duration from and including that date (ignoring any optional extensions in the discretion of the charterer);

     "QUIET ENJOYMENT AGREEMENT" means, in relation to a Ship, an agreement to be entered into among the relevant Guarantor, the relevant Charterer, the Approved Manager and the Lender, in such form as the Lender may approve or require, and in the plural means all of them;

     "RBS LIBOR" means, for an Interest Period, the rate per annum at which deposits in Dollars in an amount approximately equal to the Loan (or any part thereof) are (or would have been) offered by the Lender to leading banks in the London Interbank Dollar Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period for a period equal to such Interest Period and for delivery on the first Business Day thereof;

     "RECEIVING BANK" means American Express Bank Limited, 23rd Floor, American Express Tower, 200 Vesey Street, New York, NY - 10285-2300, U.S.A. or such other bank as may from time to time be notified by the Lender to the Borrower;

     "RECENT VALUATION" means a valuation of the Ships then subject to a Mortgage determined in accordance with Clause 15.5 at a date not earlier than 14 days (or such longer period as the Lender may agree in its discretion) before the date by reference to which the aggregate value of the Ships is to be determined for the purposes of any applicable provision of this Agreement;

     "RELEVANT INTEREST RATE" means RBS LIBOR or, in the case where a Transaction is to be, or has been, entered into under the Master Agreement and the Borrower has not made an election pursuant to Clause 4.4(b), TELERATE;

     "RELEVANT PERSON" has the meaning given in Clause 19.7;

     "REPAYMENT DATE" means the date on which repayment of the Loan is required to be made in accordance with Clause 7;

     "REQUISITION COMPENSATION" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph
     (b) of the definition of "Total Loss";

     "SEC" means the United States Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended or the Securities Exchange Act of 1934, as amended;

     "SECURED LIABILITIES" means all liabilities which the Borrower, the other Security Parties or any of them have at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

     "SECURITY INTEREST" means:

     (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

     (b)  the security rights of a plaintiff under an action in rem; and

     (c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

     "SECURITY PARTY" means the Borrower, each Guarantor, and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents";

     "SECURITY PERIOD" means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the other Security Parties that:

     (a) all amounts which have become due for payment by the Borrower or any other Security Party under the Finance Documents have been paid;

     (b) no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

     (c) neither the Borrower nor any other Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document; and

     (d) the Lender, acting reasonably, does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be adjusted, in any present or possible future bankruptcy of the Borrower or any other Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

     "SECURITY TO EXPOSURE RATIO" means, from time to time, the ratio of (i) the aggregate charter-free market value of the Ships (as determined in accordance with Clause 15.5) plus the market value of any additional security for the time being actually provided to the Lender pursuant to Clause 15.2 to (ii) the aggregate Loan and the Termination Amount;

     "SELLER" means:

     (a) in relation to "STENA CONTEST", Ocean Swift Ltd., a company incorporated in Bermuda which has its registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda; and

     (b) in relation to "STENA CONCEPT", Ocean Symphony Ltd., a company incorporated in Bermuda which has its registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda,

     and in the singular means either of them;

     "SHIPS" means, together:

     (a) the 2005-built product tanker of 47,400 deadweight tons registered under Bermudian flag in the ownership of Ocean Symphony Ltd. with the name "STENA CONCEPT" and having IMO No. 9272204 to be sold to Concept pursuant to the STENA CONCEPT MOA and registered under Bermudian flag in the ownership of Concept with the same name ("STENA CONCEPT");

     (b) the 2005-built product tanker of 47,171 deadweight tons registered under Bermudian flag in the ownership of Ocean Swift Ltd. with the name "STENA CONTEST" and having IMO No. 9272199 to be sold to Contest pursuant to the STENA CONTEST MOA and registered under Bermudian flag in the ownership of Contest with the same name ("STENA CONTEST");

     (c) the 2001-built VLCC of 314,000 deadweight tons registered under Bermudian flag in the ownership of Vision with the name of "STENA VISION" and having IMO No. 9205081 ("STENA VISION");

     (d) the 2001-built VLCC of 314,000 deadweight tons registered under Bermudian flag in the ownership of Victory with the name of "STENA VICTORY" and having IMO No. 9205093 ("STENA VICTORY");

     (e) the 2004-built Panamax Tanker of 72,000 deadweight tons registered under Bermudian flag in the ownership of Companion with the name of "STENA COMPANION" and having IMO No. 9255933 ("STENA COMPANION");

     (f) the 2004-built Panamax Tanker of 72,000 deadweight tons registered under Bermudian flag in the ownership of Compatriot with the name of "STENA COMPATRIOT" and having IMO No. 9255945 ("STENA COMPATRIOT");

     (g) the 2004-built Product Tanker of 47,400 deadweight tons registered under Bermudian flag in the ownership of Concord with the name of "STENA CONCORD" and having IMO No. 9258600 ("STENA CONCORD");

     (h) the 2004-built Product Tanker of 47,000 deadweight tons registered under Bermudian flag in the ownership of Consul with the name of "STENA CONSUL" and having IMO No. 9258612 ("STENA CONSUL"),

          and, in the singular, means any of them;

     "STENA BULK" means Stena Bulk AB, a company incorporated and existing under the laws of Sweden and having its registered office at Stena Terminal, S-405 19, Gothenburg, Sweden;

     "STENA CONCEPT MOA" means the memorandum of agreement to be entered into between Concept and Ocean Swift Ltd., pursuant to which Concept will buy and Ocean Swift Ltd. will sell "STENA CONCEPT";

     "STENA CONTEST MOA" means the memorandum of agreement to be entered into between Contest and Ocean Symphony Ltd., pursuant to which Contest will buy and Ocean Symphony Ltd. will sell "STENA CONTEST";

     "SUB CHARTER" means:

     (a) in relation to "STENA VISION", the sub time charterparty dated 2 November 1998, as amended by a side letter dated 20 October 2004, and entered into between CV-MAX I and Sun International Limited;

     (b) in relation to "STENA VICTORY", the sub time charterparty dated 2 November 1998, as amended by a side letter dated 20 October 2004, and entered into between CV-MAX II and Sun International Limited;

     "TELERATE" means, for an Interest Period:

     (a) the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Telerate Page 3750 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, "Telerate Page 3750" means the display designated as "page 3750" on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

     (b) if no rate is quoted on Telerate Page 3750, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

     "TERMINATION AMOUNT" means such amount as determined by the Lender in its absolute discretion as the amount due from the Borrower on terminating any Transaction under the Master Agreement in the same manner as if it were a Terminated Transaction (as defined in Section 14 of the Master Agreement) effected by the Lender after an Event of Default;

     "TOTAL CONSOLIDATED ASSETS" means, for an Accounting Period, the total assets or the Group as shown in the most recent Accounting Information;

     "TOTAL CONSOLIDATED LIABILITIES" means, for an Accounting Period, the total liabilities (including, for the avoidance of doubt, total shareholder's equity) of the Group as shown in the most recent Accounting Information;

     "TOTAL LOSS" means, in relation to a Ship:

     (a) actual, constructive, compromised, agreed or arranged total loss of that Ship;

     (b) any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the relevant Guarantor's full control;

     (c) any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 1 month redelivered to the relevant Guarantor's full control;

     "TOTAL LOSS DATE" means, in relation to a Ship:

     (a) in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

     (b) in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

     (c)  the date on which a notice of abandonment is given to the insurers;
          and

     (d) the date of any compromise, arrangement or agreement made by or on behalf of the relevant Guarantor with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

     (e) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender, acting reasonably, that the event constituting the total loss occurred;

     "TRANSACTION" means a Transaction as defined in the introductory paragraph of the Master Agreement;

     "UNDERLYING DOCUMENTS" means, together, the MOAs, the Charters, the Charter Guarantees, the Management Agreements, the Off-hire Guarantees and the Charter Substitution Agreements and, in the singular, means any of them;

     "VALUE ADJUSTED EQUITY" means, in respect of any Accounting Period, an amount equal to the Value Adjusted Total Assets less the Total Consolidated Liabilities;

     "VALUE ADJUSTED TOTAL ASSETS" means, in respect of any Accounting Period, an amount which is equal to the Total Consolidated Assets of the Borrower less goodwill (if any), adjusted (in the case of the Ships then subject to a Mortgage) to reflect the current market value of the Ships then subject to a Mortgage (as determined in accordance with Clause 15.5 by valuations made as close as is reasonably practicable to the date by reference to which a calculation is to be made for the purposes of those provisions of this Agreement where this defined term applies);

     "VICTORY" means Victory Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda;

     "VISION" means Vision Ltd., a company incorporated and existing under the laws of Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda; and

     "WORKING CAPITAL" means, for any Accounting Period, Current Assets less Current Liabilities.

1.2  CONSTRUCTION OF CERTAIN TERMS. In this Agreement:

     "APPROVED" means, for the purposes of Clause 13, approved in writing by the Lender;

     "ASSET" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

     "COMPANY" includes any partnership, joint venture and unincorporated association;

     "CONSENT" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

     "CONTINGENT LIABILITY" means a liability which is not certain to arise and/or the amount of which remains unascertained;

     "DOCUMENT" includes a deed; also a letter, fax or telex;

     "EXCESS RISKS" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

     "EXPENSE" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

     "LAW" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its security council;

     "LEGAL OR ADMINISTRATIVE ACTION" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

     "LIABILITY" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

     "MONTHS" shall be construed in accordance with Clause 1.3;

     "OBLIGATORY INSURANCES" means all insurances effected, or which the Borrower is obliged to procure each Guarantor to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

     "PARENT COMPANY" has the meaning given in Clause 1.4;

     "PERSON" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

     "POLICY", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

     "PROTECTION AND INDEMNITY RISKS" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

     "REGULATION" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     "SUBSIDIARY" has the meaning given in Clause 1.4;

     "TAX" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

     "WAR RISKS" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3 MEANING OF "MONTH". A period of one or more "MONTHS" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("THE NUMERICALLY CORRESPONDING DAY"), but:

(a) on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b) on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "MONTH" and "MONTHLY" shall be construed accordingly.

1.4  MEANING OF "SUBSIDIARY". A company (S) is a subsidiary of another company
     (P) if:

(a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly or indirectly owned by P; or

(b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

     and any company of which S is a subsidiary is a parent company of S.

1.5  General Interpretation. In this Agreement:

(a) references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b) references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c) words denoting the singular number shall include the plural and vice versa; and

(d)  Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6 HEADINGS. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2    FACILITY

2.1 AMOUNT OF FACILITY. Subject to the other provisions of this Agreement and in reliance (inter alia) on the representations and warranties of the Borrower and the Guarantors set out in the Finance Documents, the Lender shall make a loan facility not exceeding $229,500,000 available to the Borrower in up to 3 Advances.

2.2 PURPOSE OF LOAN. The Borrower undertakes with the Lender to use the loan only for the purpose stated in the preamble to this Agreement and in accordance with the provisions of Clause 3.2.

3    DRAWDOWN

3.1 REQUEST FOR ADVANCE. Subject to the following conditions, the Borrower may request an Advance to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 2 Business Days prior to the intended Drawdown Date.

3.2  AVAILABILITY. The conditions referred to in Clause 3.1 are that:

(a)  a Drawdown Date has to be a Business Day during the Availability Period;

(b)  the Loan shall be made in no more than 3 Advances as follows:

     (i) an Advance in relation to the financing of the total purchase price of "STENA CONCEPT" and, at the discretion of the Borrower, for its general corporate purposes (the "STENA CONCEPT ADVANCE");

     (ii) an Advance in relation to the financing of the total purchase price of "STENA CONTEST" and, at the discretion of the Borrower, for its general corporate purposes (the "STENA CONTEST ADVANCE"); and

     (iii) an Advance in relation to the refinancing of the Existing Indebtedness, payments of accrued interest and costs and expenses in respect of the Existing Indebtedness and, at the discretion of the Borrower, for its general corporate purposes (the "EXISTING INDEBTEDNESS ADVANCE");

(c) the STENA CONCEPT Advance and the STENA CONTEST Advance shall not be made before the Existing Indebtedness Advance; and

(d)  the aggregate of the Advances shall not exceed $229,500,000.

3.3 DRAWDOWN NOTICE IRREVOCABLE. A Drawdown Notice must be signed by an officer of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4 DISBURSEMENT OF ADVANCE. Subject to the provisions of this Agreement, the Lender shall on each Drawdown Date make the relevant Advance to the Borrower; and payment to the Borrower shall be made to the account or accounts which the Borrower specifies in the Drawdown Notice.

3.5 DISBURSEMENT OF ADVANCE TO THIRD PARTY. The payment by the Lender under Clause 3.4 shall constitute the making of the Advance (notwithstanding that the Borrower requests the Lender to make payment direct to a third party such as a Seller or the Existing Lenders) and the Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to the Advance.

4    INTEREST

4.1 PAYMENT OF NORMAL INTEREST. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2 NORMAL RATE OF INTEREST. Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of (a) the Margin, (b) the Relevant Interest Rate for that Interest Period, and (c) the Mandatory Cost Rate.

4.3 PAYMENT OF ACCRUED INTEREST. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4  INTEREST RATE WHEN TRANSACTIONS UNDER MASTER AGREEMENT.

(a) In the event that a Transaction is to be entered into under the Master Agreement then (subject to Clause 4.4(b) below) the Relevant Interest Rate for each and every Interest Period applicable to that part of the Loan the subject of the Transaction (commencing with the first Interest Period relating to such Transaction) shall be TELERATE.

(b) The Borrower may elect for the Relevant Interest Rate for each and every Interest Period applicable to that part of the Loan the subject of a Transaction (commencing with the first Interest Period relating to such Transaction) to be RBS LIBOR rather than TELERATE provided that such election (which shall be irrevocable) is notified in writing by the

     Borrower to the Lender not later than 11.00 a.m. (London time) 3 Business Days prior to the commencement of such first Interest Period (or such other period as the Lender, in its sole and absolute discretion, may agree).

4.5 NOTIFICATION OF MARKET DISRUPTION. The Lender shall promptly notify the Borrower if for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) during any Interest Period, stating the circumstances which have caused such notice to be given.

4.6 SUSPENSION OF DRAWDOWN. If the Lender's notice under Clause 4.5 is served before an Advance is made, the Lender's obligation to make that Advance shall be suspended while the circumstances referred to in the Lender's notice continue.

4.7 NEGOTIATION OF ALTERNATIVE RATE OF INTEREST. If the Lender's notice under Clause 4.5 is served after an Advance is made, the Borrower and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.5 (the "NEGOTIATION PERIOD"), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned.

4.8 APPLICATION OF AGREED ALTERNATIVE RATE OF INTEREST. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.9 ALTERNATIVE RATE OF INTEREST IN ABSENCE OF AGREEMENT. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars (or in any available currency) of the Loan plus the Margin and the Mandatory Cost Rate; and the procedure provided for by this Clause 4.9 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.10 NOTICE OF PREPAYMENT. If the Borrower does not agree with an interest rate set by the Lender under Clause 4.9, the Borrower may give the Lender not less than 15 Business Days' notice of its intention to prepay at the end of the interest period set by the Lender.

4.11 PREPAYMENT. A notice under Clause 4.10 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost Rate.

4.12 APPLICATION OF PREPAYMENT. The provisions of Clause 7 shall apply in relation to the prepayment.

5    INTEREST PERIODS

5.1 COMMENCEMENT OF INTEREST PERIODS. The first Interest Period applicable to an Advance shall commence on the Drawdown Date in respect of that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2 DURATION OF NORMAL INTEREST PERIODS. Subject to Clauses 5.3 and 5.4, each Interest Period shall be:

(a)  1, 3 or 6 months as notified by the Borrower to the Lender not later than
     11.00 a.m. (London time) 2 Business Days before the commencement of the Interest Period; or

(b) in the case of the first Interest Period applicable to the second and any subsequent Advance, a period ending on the last day of the Interest Period then current and applicable to the first Advance, whereupon all of the Advances shall be consolidated and treated as a single Advance; or

(c) 3 months, if Clause 5.2(b) does not apply and the Borrower fails to notify the Lender by the time specified in paragraph (a); or

(d)  such other period as the Lender may agree with the Borrower.

5.3 DURATION OF INTEREST PERIODS FOR REPAYMENT INSTALMENT. An Interest Period shall end on the Repayment Date.

5.4 NON-AVAILABILITY OF MATCHING DEPOSITS FOR INTEREST PERIOD SELECTED. If, after the Borrower has selected and the Lender has agreed an Interest Period longer than 6 months, the Lender notifies the Borrower by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

6    DEFAULT INTEREST

6.1 PAYMENT OF DEFAULT INTEREST ON OVERDUE AMOUNTS. The Borrower shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by the Borrower under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a) the date on which the Finance Documents provide that such amount is due for payment; or

(b) if a Finance Document provides that such amount is payable on demand, within the period specified in such demand; or

(c) if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

6.2 DEFAULT RATE OF INTEREST. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 1.5 per cent. above:

(a) in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and (b); or

(b)  in the case of any other overdue amount, the rate set out at Clause 6.3(b).

6.3  CALCULATION OF DEFAULT RATE OF INTEREST. The rates referred to in Clause
     6.2 are:

(a) the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b) the Margin together with the Mandatory Cost Rate plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

     (i)  RBS LIBOR; or

     (ii) if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4 NOTIFICATION OF INTEREST PERIODS AND DEFAULT RATES. The Lender shall promptly notify the Borrower of each interest rate determined by it under Clause 6.3 and of each period selected by it for the purposes of paragraph
     (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender's notification.

6.5 PAYMENT OF ACCRUED DEFAULT INTEREST. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6 COMPOUNDING OF DEFAULT INTEREST. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7    REPAYMENT AND PREPAYMENT

7.1 AMOUNT OF REPAYMENT INSTALMENTS. The Borrower shall repay the Loan by a single instalment on the Repayment Date.

7.2  REPAYMENT DATE. The Repayment Date shall be the earlier of:

(a)  date falling 5 years after the final Drawdown Date; and

(b)  31 January 2011.

7.3 PAYMENT OF OTHER SUMS. On the Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.

7.4 VOLUNTARY PREPAYMENT. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

7.5  CONDITIONS FOR VOLUNTARY PREPAYMENT. The conditions referred to in Clause
     7.4 are that:

(a)  a partial prepayment shall be $500,000 or a whole multiple of $500,000;

(b) the Lender has received from the Borrower at least 7 days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c) the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any other Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any other Security Party has been complied with.

7.6 EFFECT OF NOTICE OF PREPAYMENT. A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7 MANDATORY PREPAYMENT. The Borrower shall be obliged to prepay the relevant proportion of the Loan:

(a) without prejudice to Clause 11.3, if a Ship is sold, on or before the date on which the sale is completed by delivery of the Ship to the buyer (the "SALE COMPLETION DATE"); or

(b) if a Ship becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss (the "TOTAL LOSS RECEIPT DATE"), and this Clause 7.7 and in Clause 7.8 "RELEVANT PROPORTION" means such amount necessary to ensure that following the sale or Total Loss of a Ship, the Security to Exposure Ratio is at least equal to the higher of:

     (i) the Security to Exposure Ratio immediately prior to the Sale Completion Date or the Total Loss Receipt Date (as the case may be); and

     (ii) the Minimum Security Cover Ratio.

7.8 ADDITIONAL PREPAYMENT. If an Event of Default of Potential Event of Default has occurred and is continuing at the Sale Completion Date or the Total Loss Receipt Date, the Lender shall, without prejudice to its other rights under the Finance Documents, be permitted to require an amount greater than the relevant proportion, as the Lender may determine, to be applied in or towards prepayment of the Loan.

7.9 AMOUNTS PAYABLE ON PREPAYMENT. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

7.10 NO REBORROWING. No amount prepaid may be reborrowed.

8    MISMATCH BETWEEN LOAN AND TRANSACTIONS

8.1 FULL AMOUNT OF COMMITMENT NOT BORROWED. If for any reason less than the full amount of the Commitment as at the date of this Agreement is advanced under this Agreement but nonetheless a Transaction in respect of the full amount of the Commitment as at the date of this Agreement has been entered into under the Master Agreement then, subject to Clause 8.3, the Lender shall be entitled but not obliged:

(a) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by the Master Agreement; and/or

(b) to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides,

     and, if the Lender exercises any part of that entitlement, the Borrower's continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers practicable by reference to the repayment schedule for the Loan taking into account the fact that less than the full amount of the Commitment as at the date of this Agreement has been advanced under this Agreement.

     It is acknowledged, subject to the conditions referred to below, that the Borrower may enter into a Transaction (either on an immediate or forward-starting basis) on or after the date of this Agreement and before the Drawdown Date in respect of the first Advance, in which event the foregoing provisions of this Clause 8.1 shall, for the avoidance of doubt, apply. The conditions referred to above are that the Lender shall have received the documents described in paragraphs 2, 3, 4 and 5 (in relation to the Borrower only), 7, 10 and 11 (but only an opinion on the laws of Bermuda) of Part A of Schedule 2.

8.2 HEDGING POSITION FOLLOWING PREPAYMENT. In the case of a prepayment of all or part of the Loan under this Agreement then, subject to Clause 8.3, the Lender shall be entitled but not obliged:

(a) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or such part of the rights, benefits and obligations created by the Master Agreement which equate or relate to the part of the Loan so prepaid; and/or

(b) to obtain or re-establish any hedge or related trading position in any manner and with any person the Lender in its absolute discretion decides,

     and, in the case of a partial prepayment of the Loan and the Lender exercising any part of that entitlement, the Borrower's continuing obligations under the Master Agreement shall, unless agreed otherwise by the Lender, be calculated so far as the Lender considers practicable by reference to the amended repayment schedule for the Loan taking account of the fact that the Loan then constitutes less than the amount drawndown under this Agreement, after taking into consideration any repayment instalment previously made under Clauses 7.1 and 7.2.

8.3  OBLIGATION TO PROVIDE ADDITIONAL SECURITY. If:

(a)

     (i) the Loan constitutes less than the amount advanced under this Agreement; or

     (ii) less than the full amount of the Commitment as at the date of this Agreement is advanced under this Agreement; and

(b) in either case, following a written request from the Borrower, the Lender in its absolute discretion agrees that the Borrower may be permitted to maintain all or part of a Transaction in an amount not wholly matched with, or linked to, all or part of the Loan, the Borrower shall, within 5 Business Days of being notified by the Lender of such requirement, provide the Lender with, or procure the provision to the Lender of, such additional security as shall, in the opinion of the Lender, be adequate to secure the performance of any relevant Transaction.

8.4  FORM OF ADDITIONAL SECURITY. The additional security referred to in Clause
     8.3 shall take such form, be constituted by such documentation and be entered into by such parties, as the Lender may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

8.5 INDEMNITY. The Borrower shall, on the first written demand of the Lender, indemnify the Lender in respect of all expenses (excluding the fees of legal advisers) incurred or sustained by the Lender as a consequence of, or in relation to, the effecting of any matters or transactions referred to in Clauses 8.1, 8.2, 8.3 and 8.4.

8.6 CONSEQUENCES OF TRANSACTIONS BEING TERMINATED. Without prejudice to or limitation of the obligations of the Borrower under Clause 8.5, if the Lender exercises any of its rights under Clauses 8.1 or 8.2 and such exercise results in all or part of a Transaction being terminated, such termination shall be treated under the Master Agreement as an agreed termination (in whole or in part, as the case may be) and, notwithstanding such treatment as an agreed termination, the Lender shall be permitted to recover from the Borrower a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Agreement as if it were a Terminated Transaction (as defined in section 15 of the Master Agreement) effected by the Lender after an Event of Default.

8.7 MASTER AGREEMENT BENEFITS. If, in the circumstances referred to in Clause 8.6, a net payment is to be made by a Lender to the Borrower in accordance with the Master Agreement such payment shall, provided that no Event of Default has occurred and subject to the provisions of the Master Agreement Security Deed, be made to the Operating Account to be applied in accordance with the provisions of Clause 18.2.

9    CONDITIONS PRECEDENT

9.1 DOCUMENTS, FEES AND NO DEFAULT. The Lender's obligation to make an Advance is subject to the following conditions precedent:

(a) that, on or before the service of the first Drawdown Notice, the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers;

(b) that, on the first Drawdown Date but prior to the drawdown of the first Advance, the Lender receives the documents described in Part B of Schedule 2, in form and Substance satisfactory to it and its lawyers;

(c) that, on or before a Drawdown Date relating to the financing of a New Ship but prior to the drawdown of the relevant Advance, the Lender receives the documents described in Part C of Schedule 2 in relation to the New Ship being financed by that Advance, in form and substance satisfactory to the Lender and its lawyers (each acting reasonably);

(d) that, on or before the service of the first Drawdown Notice, the Lender receives the arrangement fee referred to in the Fee Letter and all accrued commitment fee payable pursuant to the Fee Letter;

(e)  that both at the date of each Drawdown Notice and at each Drawdown Date:

     (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan;

     (ii) the representations and warranties in Clause 10.1 and those of the Borrower or any other Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

     (iii) none of the circumstances contemplated by Clause 4.5 has occurred and is continuing; and

(f) that, if the Security to Exposure Ratio were tested immediately following the making of the relevant Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan in accordance with Clause 15; and

(g) that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents and/or the Underlying Documents which the Lender may reasonably request by notice to the Borrower not less than 2 days prior to an anticipated Drawdown Date.

9.2 CONDITIONS PRECEDENT TO A TRANSACTION. The obligation of the Lender to enter into any Transaction after the first Drawdown Date shall be subject to the condition that the Lender shall have received certified copies of such documents of the kinds referred to in paragraphs 3, 4 and 5 of Part A of Schedule 2 and such favourable legal opinions as the Lender may require, in all respects in form and substance reasonably satisfactory to the Lender and its legal advisers:

9.3 WAIVERS OF CONDITIONS PRECEDENT. If the Lender, at its discretion, permits an Advance to be made before certain of the conditions referred to in Clause 9.1 are satisfied, or enters into a Transaction prior to the satisfaction of all or any of the conditions referred to in Clause 9.2, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date or the date of the relevant Transaction as the case may be (or such longer period as the Lender may specify).

10   REPRESENTATIONS AND WARRANTIES

10.1 GENERAL. The Borrower represents and warrants to the Lender as follows.

10.2 STATUS. The Borrower is duly incorporated and validly existing and in good standing under the laws of Bermuda.

10.3 SHARE CAPITAL AND OWNERSHIP. The Borrower has an authorised share capital of $652,000 divided into 12,000 founder shares of $1 each, of which none have been issued, 60,000,000 common shares of $0.01 each, of which 15,500,000 have been issued, and 4,000,000 undesignated preference shares of $0.01 each, of which none have been issued.

10.4 CORPORATE POWER. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)  to execute the Finance Documents to which it is a party; and

(b) to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which it is a party.

10.5 CONSENTS IN FORCE. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6 ONLY EXISTING INDEBTEDNESS. The Borrower and the Guarantors have incurred and have outstanding no Financial Indebtedness other than the Existing Indebtedness and no Debt other than as is necessary or incidental to its establishment and operations.

10.7 ASSETS OF BORROWER. The Borrower has no assets other than the shares in each Guarantor and such other assets as are necessary or incidental to its establishment and operations.

10.8 ASSETS OF GUARANTORS. Each Guarantor has no assets other than the Ship which it owns (or, in the case of Concept and Contest, the MOA to which it is, or is to be, a party) and the other Underlying Documents to which it is, or is to be, a party and such other assets as are necessary or incidental to its ownership and operation of its Ship.

10.9 COMPLIANCE WITH LAWS. The Borrower and each Guarantor has complied in all material respects (in the context of the transaction contemplated by this Agreement and the other Finance Documents) with all laws and regulations by which it is bound including, without limitation, all applicable requirements of the SEC and the provisions of the Sarbanes-Oxley Act of 2002.

10.10 LEGAL VALIDITY; EFFECTIVE SECURITY INTERESTS. The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a) constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b) create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relates, subject to the availability of any equitable remedy and any relevant insolvency laws affecting creditors' rights generally.

10.11 NO THIRD PARTY SECURITY INTERESTS. Without limiting the generality of Clause 10.10, at the time of the execution and delivery of each Finance Document to which the Borrower is a party:

(a) the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b) no third party will have any Security Interest (except for Permitted Security Interests), in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.12 NO CONFLICTS. The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention in any material respect (in the context of the transaction contemplated by this Agreement and the other Finance Documents) of:

(a)  any applicable law or regulation; or

(b)  the constitutional documents of the Borrower; or

(c) any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.13 NO WITHHOLDING TAXES. All payments which the Borrower is liable to make under any Finance Document may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.14 NO DEFAULT. No Event of Default or Potential Event of Default has occurred and is continuing, nor is the Borrower in default under the Master Agreement or any other agreement by which it is bound.

10.15 INFORMATION. All information which has been provided in writing by or on behalf of the Borrower or any other Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower or the Group from that disclosed in the latest of those accounts.

10.16 NO LITIGATION. No legal or administrative action involving the Borrower has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken, other than such litigation or administrative action as would, if adversely determined, not affect the Borrower's ability to meet its obligations under this Agreement and the other Finance Documents.

10.17 VALIDITY AND COMPLETENESS OF UNDERLYING DOCUMENTS. Each Underlying Document constitutes valid, binding and enforceable obligations of the relevant Guarantor, the relevant Charterer, the relevant Seller or the Manager (as the case may be) in accordance with its terms; and:

(a) the copies of each Underlying Document delivered to the Lender before the date of this Agreement are true and complete copies; and

(b) no amendments or additions to any Underlying Document have been agreed nor has any Guarantor, Seller or Charterer waived any of their respective rights under the Underlying Documents to which they are a party.

10.18 NO REBATES ETC. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower, any Guarantor the Seller or a third party in connection with the purchase by each New Owner of the relevant New Ship pursuant to the relevant MOA, other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

10.19 COMPLIANCE WITH CERTAIN UNDERTAKINGS. At the date of this Agreement, the Borrower is in compliance with Clauses 11.2, 11.10 and 11.14.

10.20 TAXES PAID. The Borrower has paid all taxes applicable to or imposed on or in relation to the Borrower or its business.

10.21 MARGIN STOCK. Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

10.22 ERISA. Neither the Borrower nor any Guarantor has ever established or maintained any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

10.23 NOT "INVESTMENT COMPANY". Neither the Borrower nor any Guarantor is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

10.24 PLACE OF BUSINESS. Neither the Borrower nor any Guarantor has a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America other than the place of business of the Borrower's wholly-owned subsidiary, Arlington Tankers LLC, at 191 Post Road West, Westport, Connecticut, 06880, USA and the business office of the Borrower at the same address.

10.25 NO MONEY LAUNDERING. In relation to the borrowing by the Borrower of the Advances or any of them, the performance and discharge of its obligations under this Agreement and the other Finance Documents and the transactions and other arrangements affected or contemplated by this Agreement and the other Finance Documents, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10.26 ISM CODE AND ISPS CODE COMPLIANCE. All requirements of the ISM Code and the ISPS Code as they relate to each Guarantor, the Approved Manager and each Ship have been complied with.

11   GENERAL UNDERTAKINGS

11.1 GENERAL. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period, except as the Lender may otherwise permit.

11.2 TITLE; NEGATIVE PLEDGE. The Borrower will:

(a) hold the legal title to, and own the entire beneficial interest in the shares in, each Guarantor, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents; and

(b) not create or permit to arise any Security Interest over any other asset, present or future (including, but not limited to, the Borrower's rights against the Lender under the Master

     Agreement or all or any part of the Borrower's interest in any amount payable to the Borrower by the Lender under the Master Agreement), nor sign nor file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorising any secured party thereunder to file such financing statement, or assign any right to receive income, other than Permitted Security Interests.

11.3 NO DISPOSAL OF ASSETS. The Borrower will not (and will procure that no Guarantor shall) transfer, lease or otherwise dispose of:

(a)  in the case of the Borrower:

     (i) any of its shares in a Guarantor other than in accordance with the terms of this Agreement and on terms approved by the Lender; or

     (ii) in relation to any other assets, other than on arm's length terms for market value; or

     (iii) any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation; and

(b) in the case of a Guarantor, the Ship owned by it or any part thereof, other than in accordance with the terms of the Finance Documents and on terms approved by the Lender.

11.4 NO ACQUISITIONS. The Borrower will not acquire an asset outside the ordinary course of its business other than ships (or the shares in subsidiary companies acquiring ships) acquired and financed with prior notification to the Lender.

11.5 INFORMATION PROVIDED TO BE ACCURATE. All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6 PROVISION OF FINANCIAL STATEMENTS. The Borrower will send to the Lender:

(a) as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower, the audited consolidated accounts of the Group and the unaudited individual accounts of the Borrower and each Guarantor; and

(b) as soon as possible, but in no event later than 60 days after the end of each Accounting Period, the consolidated management accounts of the Group prepared in accordance with Clause 11.7 and certified as to their correctness by the Chief Financial Officer of the Borrower, and each set of accounts sent to the Lender pursuant to (a) or (b) of this Clause 11.6 shall be sent together with a compliance certificate signed by the Borrower's Chief Financial Officer in accordance with Clause 12.6;

11.7 FORM OF FINANCIAL STATEMENTS. All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a) be prepared in accordance with all applicable laws and GAAP consistently applied;

(b) give a GAAP presentation of the Borrower and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and

(c) fully disclose or provide for all significant liabilities of the Borrower and its subsidiaries,

11.8 KEEPING OF BOOKS. The Borrower shall keep, and procure that each Guarantor shall keep, proper books of record and account, in which full and correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of the Borrower or the Guarantor (as the case may be) to the extent necessary to permit the preparation of the Accounting Information required to be delivered to the Lender pursuant to this Agreement.

11.9 CREDITOR NOTICES. The Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the whole or any class of the Borrower's creditors.

11.10 CONSENTS. The Borrower will maintain in force and promptly obtain or renew (or procure that this is done), and will promptly send certified copies (or procure that they are sent) to the Lender of, all consents required:

(a) for the Borrower and each Guarantor to perform its obligations under any Finance Document to which it is a party;

(b) for the validity or enforceability of any Finance Document to which it or any Guarantor is a party;

(c)  for each Guarantor to continue to own and operate the Ship, owned by it,

     and the Borrower will comply (or procure compliance) with the terms of all such consents.

11.11 COMPLIANCE WITH LAWS. The Borrower and each Guarantor will comply with all laws and regulations by which it is bound including, without limitation, all applicable requirements of the SEC and the provisions of the Sarbanes-Oxley Act of 2002.

11.12 MAINTENANCE OF SECURITY INTERESTS. The Borrower will:

(a) at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b) without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.13 NOTIFICATION OF LITIGATION. The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, any other Security Party, the Approved Manager or any Ship, any Earnings or any Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.14 NO AMENDMENT TO MOAS. The Borrower will ensure that the relevant New Owner shall not agree to any material amendment or supplement to, or waive or fail to enforce, the MOA to which it is a party or any of its provisions.

11.15 PRINCIPAL PLACE OF BUSINESS. The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement.


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

11.16 CONFIRMATION OF NO DEFAULT. The Borrower will, within 5 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by any 2 duly authorised officers of the Borrower and which:

(a) states that no Event of Default has occurred and, to the best of the signatories' knowledge following due enquiry, no Potential Event of Default has occurred; or

(b) states that no Event of Default has occurred and, to the best of the signatories' knowledge following due enquiry, no Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

11.17 NOTIFICATION OF DEFAULT. The Borrower will notify the Lender as soon as the Borrower becomes aware of:

(a)  the occurrence of an Event of Default or a Potential Event of Default; or

(b) any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

     and will keep the Lender fully up-to-date with all developments.

11.18 PROVISION OF INFORMATION REQUIRED BY THE SEC. The Borrower shall send to the Lender, promptly upon the filing thereof, copies of all registration statements and reports on Forms 10-K and 10-Q (or their equivalents) and other material filings which the Borrower shall have filed with the SEC or any similar governmental authority, or any national securities exchange.

11.19 VISITATION RIGHTS. The Borrower shall permit (and shall procure that each Guarantor shall permit) the Lender or its representatives, at any reasonable time and from time to time, upon reasonable prior notice, at the Lender's risk and cost and to the extent reasonably requested, to:

(a) examine and make copies of and abstracts from the records and books of account of the Borrower or any Guarantor;

(b)  visit the properties of the Borrower or any Guarantor; and

(c) discuss the affairs, finances and accounts of the Borrower or any Guarantor with any of its officers or representatives and with its independent certified public accountants.

11.20 PROVISION OF FURTHER INFORMATION. The Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information:

(a) relating to the Borrower, each Guarantor, each Ship, any Earnings or any Insurances; or

(b) relating to any other matter relevant to, or to any provision of, a Finance Document;

(c) required by the Lender in relation to its "know your client" regulations and other internal guidelines (whether in relation to the opening of the Operating Account or otherwise),

     which may reasonably be requested by the Lender at any time.

12   CORPORATE UNDERTAKINGS

12.1 GENERAL. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Lender may otherwise permit.

12.2 MAINTENANCE OF STATUS AND PLACE OF BUSINESS. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of Bermuda and shall not establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America (other than its presence and that of its wholly owned subsidiary, Arlington Tankers LLC, at 191 Post Road West, Westport, Connecticut, 06880), unless 60 days' prior written notice of such establishment is given to the Lender.

12.3 NEGATIVE UNDERTAKINGS. The Borrower will not:

(a) amend or permit any amendment of its articles of incorporation, by-laws, or any other of its constitutional documents (other than as may be required by applicable law);

(b) change the nature of its business from the ownership and operation of ships; or

(c) declare or pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if:

     (i)  an Event of Default or Potential Event of Default has occurred; or

     (ii) the aggregate value of the Ships then subject to a Mortgage (as determined by a Recent Valuation ) is less than 140 per cent. of the aggregate of the Loan and the Termination Amount PROVIDED THAT the restriction set out in this subclause (c)(ii) shall not be applicable on a Qualifying Charter Date unless the aggregate value of the Ships as aforesaid is less than 125 per cent. of the aggregate of the Loan and the Termination Amount;

(d)  provide any form of credit or financial assistance to:

     (i)  an Affiliate;

     (ii) a person who is directly or indirectly interested in the Borrower's share or loan capital; or

     (iii) any company in or with which such a person is directly or indirectly interested or connected,

     or enter into any transaction with or involving such a person or company (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, such person or company) on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length;

(e) enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(f)  de-list its shares from NYSE

12.4 SUBORDINATION OF RIGHTS OF BORROWER. All rights which the Borrower at any time has against any Guarantor or its assets shall be fully subordinated to the rights of the Lender under the Finance Documents; and in particular, the Borrower shall not during the Security Period:

(a) claim, or in a bankruptcy of any Guarantor prove for, any amount payable to the Borrower by a Guarantor, whether in respect of this or any other transaction;

(b)  take or enforce any Security Interest for any such amount; or

(c) claim to set-off any such amount against any amount payable by the Borrower to any Guarantor.

12.5 FINANCIAL COVENANTS. The Borrower shall ensure that at the end of each Accounting Period:

(a) the Value Adjusted Equity shall be equal to or greater than 30 per cent. of the Value Adjusted Total Assets; and

(b)  the Group shall have a positive Working Capital.

12.6 COMPLIANCE CHECK. Compliance with the undertakings contained in Clause 12.5 shall be determined by reference to the latest Accounting Information. Unless and until the Lender otherwise agrees in writing, at the same time as it delivers any audited or management accounts to the Lender pursuant to Clause 11.6, the Borrower shall deliver to the Lender a certificate in the form set out in Schedule 3 hereto, signed by the Chief Financial Officer of the Borrower.

12.7 CHANGES IN GAAP. If, during the Security Period, there shall be any change in GAAP or the interpretation thereof which affects the calculation of the financial covenants contained in Clause 12.5, the Lender and the Borrower shall consult in good faith to agree such adjustments (if any) to those financial covenants and the relevant defined terms as shall be necessary to make those covenants functionally equivalent to the position which applied before such change. If, following such good faith consultation for a period of 3 months, no agreement is reached the financial covenants and the relevant defined terms shall be amended in such manner as the Lender, acting reasonably, shall specify in writing to the Borrower and this Agreement shall be deemed to be amended accordingly.

13   INSURANCE

13.1 GENERAL. The Borrower also undertakes with the Lender to procure that each Guarantor shall comply with the following provisions of this Clause 13 at all times during the Security Period except as the Lender may otherwise permit.

13.2 MAINTENANCE OF OBLIGATORY INSURANCES. The Borrower shall procure that each Guarantor shall keep the Ship owned by it insured at the expense of that Guarantor against:

(a) fire and usual marine risks (including hull and machinery and excess risks);

(b)  war risks;

(c)  protection and indemnity risks;

(d) any other risks against which the Lender considers, acting reasonably and having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the relevant Guarantor to insure and which are specified by the Lender by notice to the Borrower.

13.3 TERMS OF OBLIGATORY INSURANCES. The Borrower shall procure that each Guarantor shall effect such insurances:

(a)  in Dollars;

(b) in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) such amount, which when aggregated with the amount for which any other Ship then subject to a Mortgage is insured, is equal to 125 per cent. of the aggregate of the Loan and the Termination Amount and (ii) the market value of the Ship owned by it; and

(c) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry (with the international group of protection and indemnity clubs) and in the international marine insurance market (currently $1,000,000,000);

(d) in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(e)  on approved terms; and

(f) through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4 FURTHER PROTECTIONS FOR THE LENDER. In addition to the terms set out in Clause 13.3, the Borrower shall procure that the obligatory insurances shall:

(a) whenever the Lender requires name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b) name the Lender as loss payee with such directions for payment as the Lender may specify;

(c) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(e) provide that the Lender may make proof of loss if a Guarantor fails to do so.

13.5 RENEWAL OF OBLIGATORY INSURANCES. The Borrower shall procure that each Guarantor shall:

(a) at least 21 days before the expiry of any obligatory insurance relating to the Ship owned by it:

     (i) notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

     (ii) obtain the Lender's approval to the matters referred to in paragraph
          (i);

(b) at least 14 days before the expiry of any obligatory insurance relating to the Ship owned by it, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a); and

(c) procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

13.6 COPIES OF POLICIES; LETTERS OF UNDERTAKING. The Borrower shall procure that each Guarantor shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender having regard to current market practice and including undertakings by the approved brokers that:

(a) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b) they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c) they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d) upon the request of the Lender, they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e) they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by it under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship owned by it or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship owned by it forthwith upon being so requested by the Lender.

13.7 COPIES OF CERTIFICATES OF ENTRY. The Borrower shall procure that each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Lender with:

(a)  a certified copy of the certificate of entry for the Ship owned by it;

(b) a letter or letters of undertaking in such form as may be required by the Lender having regard to current market practice; and

(c) a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship owned by it.

13.8 DEPOSIT OF ORIGINAL POLICIES. The Borrower shall procure that each Guarantor shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9 PAYMENT OF PREMIUMS. The Borrower shall procure that each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

13.10 GUARANTEES. The Borrower shall procure that each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11 COMPLIANCE WITH TERMS OF INSURANCES. The Borrower shall procure that no Guarantor either does or omits to do (or permits to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a) the Borrower shall procure that each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7 (c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b) the Borrower shall procure that each Guarantor shall not make any changes relating to the classification or classification society or manager or operator of the Ship owned by that Guarantor without prior approved of the underwriters of the obligatory insurances;

(c) the Borrower shall procure that each Guarantor shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d) the Borrower shall procure that each Guarantor shall not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12 ALTERATION TO TERMS OF INSURANCES. The Borrower shall procure that each Guarantor shall neither make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.13 SETTLEMENT OF CLAIMS. The Borrower shall procure that each Guarantor shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14 PROVISION OF COPIES OF COMMUNICATIONS. The Borrower shall procure that each Guarantor shall provide the Lender, at the time of each such communication, copies of all written communications between the relevant Guarantor and:

(a)  the approved brokers; and

(b)  the approved protection and indemnity and/or war risks associations; and

(c) the approved insurance companies and/or underwriters, which relate directly or indirectly to:

     (i) the relevant Guarantor's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

     (ii) any credit arrangements made between the relevant Guarantor and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15 PROVISION OF INFORMATION. In addition, the Borrower shall procure that each Guarantor shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b) effecting, maintaining or renewing any such insurances as are referred to in Clause 12.16 below or dealing with or considering any matters relating to any such insurances,

     and the Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) PROVIDED THAT such indemnity shall not apply in relation to the first such report for a Ship.

13.16 MORTGAGEE'S INTEREST AND ADDITIONAL PERILS. The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in such amounts, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall, in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance, pay the Lender $120,000 per annum throughout the Security Period, the first such payment to be made on the first Drawdown Date and each subsequent payment to be made on the anniversary thereof. The Borrower shall supply, or procure that there is supplied, to the Lender such information as the Lender may require in connection with the matters referred to in this Clause 13.16.

14   SHIP COVENANTS

14.1 GENERAL. The Borrower also undertakes with the Lender to procure that each Guarantor complies with the following provisions of this Clause 14 at all times during the Security Period except as the Lender may otherwise permit.

14.2 SHIP'S NAME AND REGISTRATION. The Borrower shall procure that each Guarantor shall keep the Ship owned by it registered in its name as Bermudian Ship; the Borrower shall procure that each Guarantor shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and the Borrower shall procure that each Guarantor shall not change the name or port of registry of the Ship owned by it PROVIDED THAT a Guarantor may change the flag of the Ship owned by it to a flag acceptable to the Lender (in its discretion) subject to the relevant Guarantor entering into and (where applicable) registering in favour of the Lender, such Finance Documents as the Lender may require.

14.3 REPAIR AND CLASSIFICATION. The Borrower shall procure that each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)  consistent with first-class ship ownership and management practice;

(b) so as to maintain the class of the Ship owned by it, free of recommendations and conditions; and

(c) so as to comply with all laws and regulations applicable to vessels registered at ports in Bermuda or to vessels trading to any jurisdiction to which the Ship owned by it may trade from time to time including but not limited to the ISM Code, the ISM Code Documentation and the ISPS Code;

14.4 MODIFICATION. The Borrower shall procure that each Guarantor shall not make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.5 REMOVAL OF PARTS. The Borrower shall procure that each Guarantor shall not remove any material part of the Ship owned by it, or any item of equipment installed on that Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on that Ship, the property of the relevant Guarantor, and subject to the security constituted by the Mortgage and the Deed of Covenant relating to that Ship PROVIDED THAT the relevant Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.6 SURVEYS. The Borrower shall procure that each Guarantor shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports.

14.7 INSPECTION. The Borrower shall procure that each Guarantor shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times and without thereby interfering with or delaying the operation of the Ship, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections and PROVIDED THAT in the event that a Guarantor refuses access to the Ship owned by it to the Lender (or its surveyors or other persons appointed by it for that purpose of inspecting the Ship) on the grounds that such access will interfere with or delay the operation of the Ship, the Borrower shall procure that the relevant Guarantor shall cooperate with the Lender and/or its agent in agreeing a mutually convenient date (as soon as reasonably practicable) on which, and place at which, access to the Ship will be permitted.

14.8 PREVENTION OF AND RELEASE FROM ARREST. The Borrower shall procure that each Guarantor shall promptly discharge:

(a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or its Insurances;

(b) all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or its Insurances; and

(c) all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or its Insurances,

     and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, the relevant Guarantor shall procure its release by providing bail or otherwise as the circumstances may require.

14.9 COMPLIANCE WITH LAWS ETC. The Borrower shall procure that each Guarantor shall:

(a) comply, or procure compliance with the ISM Code, all Environmental Laws, the ISPS Code and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Guarantor;

(b) not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c) in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit its to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Ship owned by it unless the prior written consent of the Lender has been given and the relevant Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Lender may require.

14.10 PROVISION OF INFORMATION. The Borrower shall procure that each Guarantor shall promptly provide the Lender with any information which it requests regarding:

(a)  the Ship owned by it, its employment, position and engagements;

(b) the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)  any towages and salvages;

(e) the relevant Guarantor's, the Approved Manager's or the relevant Ship's compliance with the ISM Code and the ISPS Code,

     and, upon the Lender's request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and of that Ship's ISM Documentation and the ISSC.

14.11 NOTIFICATION OF CERTAIN EVENTS. The Borrower shall procure that each Guarantor shall immediately notify the Lender by fax, confirmed forthwith by letter, of:

(a) any casualty relating to the Ship owned by it which is or is likely to be or to become a Major Casualty;

(b) any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d) any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)  any intended dry docking of the Ship owned by it;

(f) any Environmental Claim made against the relevant Guarantor or in connection with the Ship owned by it, or any Environmental Incident;

(g) any claim for breach of the ISM Code or the ISPS Code being made against the relevant Guarantor, the Approved Manager or otherwise in connection with the Ship owned by it;

(h) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and the Borrower shall procure that each Guarantor shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of that Guarantor's, the Approved Manager's or any other person's response to any of those events or matters.

14.12 RESTRICTIONS ON CHARTERING, APPOINTMENT OF MANAGERS ETC. The Borrower shall procure that each Guarantor shall not:

(a)  let the Ship owned by it on demise charter for any period;

(b) other than by way of the relevant Charter, enter into any time or consecutive voyage charter in respect of the Ship owned by it for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months; and other than by way of the relevant Sub Charter, (if applicable) permit the Ship owned by it to be sub-time chartered for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c) enter into any charter in relation to the Ship owned by it under which more than 2 months' hire (or the equivalent) is payable in advance;

(d) charter the Ship owned by it otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e) appoint a manager of the Ship owned by it other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)  de-activate or lay up the Ship owned by it; or

(g) following the occurrence and during the continuance of a Potential Event of Default or an Event of Default (and without prejudice to the Lender's rights under the other provisions of the Finance Documents) put the Ship owned by it into the possession of any person for the purpose of work being done upon her unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.13 NOTICE OF MORTGAGE. The Borrower shall procure that each Guarantor shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board the Ship owned by it a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that the Ship is mortgaged by the relevant Guarantor to the Lender.

14.14 SHARING OF EARNINGS. The Borrower shall procure that, save pursuant to the Charters and any amendment thereof made in accordance with the Finance Documents, each Guarantor shall not enter into any agreement or arrangement for the sharing of any Earnings relating to the Ship owned by it.

15   SECURITY COVER

15.1 MINIMUM REQUIRED SECURITY COVER. If, and so often as, the aggregate, charter-free market value of the Ships (as determined in accordance with Clause 15.5 at such times as the Lender may from time to time require) plus the market value of any additional security for the time being actually provided to the Lender pursuant to Clause 15.2 falls below 125 per cent. of the aggregate of:

(a)  the Loan; and

(b)  the Termination Amount,

     (the above being the "MINIMUM SECURITY COVER RATIO") the Borrower shall, within 10 days of being notified by the Lender of such requirement (which notification shall be conclusive and binding on the Borrower), comply with Clause 15.2 or 15.3.

15.2 PROVISION OF ADDITIONAL SECURITY. Subject to Clause 15.3, on receipt of the notification referred to in Clause 15.1, the Borrower shall, within 5 days of receipt of the notification, provide the Lender with, or procure the provision to the Lender of, such additional security as shall, in the opinion of the Lender, be adequate to make up such deficiency, which additional security shall take such form, be constituted by such documentation and be entered into by such parties as the Lender in its absolute discretion may approve or require.

15.3 RELEASE OF ADDITIONAL SECURITY. If the Borrower or a third party has provided additional security in accordance with Clause 15.2 and subsequently, as evidenced by a Recent Valuation, the Security to Exposure Ratio, expressed as a percentage, exceeds 130%, such additional security or part thereof shall be released to the Borrower so that immediately after such release the Minimum Security Ratio is maintained.

15.4 PREPAYMENT OF LOAN. If the Borrower does not make proposals satisfactory to the Lender in relation to the additional security referred to in Clause
     15.2 within 5 days of the date of the receipt by the Borrower of the Lender's notification referred to in Clause 15.1, the Borrower shall be deemed to have elected to prepay (subject to, and in accordance with, Clauses 7.8 and 7.9), such part of the Loan as will ensure that the aggregate market value (as determined in accordance with Clauses 15.5) of the Ships then subject to a Mortgage plus the market value of any additional security for the time being actually provided to the Lender pursuant to Clause 15.2 is, after such prepayment, at least 125 per cent. of the aggregate of (a) the Loan and (b) the Termination Amount.

15.5 VALUATION OF SHIP. The market value of a Ship at any date is that shown by a valuation prepared:

(a)  as at a date not more than 14 days previously;

(b) (subject to the last paragraph of this Clause 15.5) by an independent sale and purchase shipbroker which the Lender has approved or appointed for the purpose;

(c)  without physical inspection of any Ship;

(d) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

     It is agreed that, initially, the Lender shall use Clarksons' on-line valuation service and any cost of the use of that service shall not be for the account of the Borrower. Should that service cease to be available, or be available only in a manner which makes it inappropriate to be used for the purposes of this Agreement, the Lender shall try to use a similar service from a source acceptable to it which does not involve any cost being passed on to the Borrower. If such a service is not available in a manner which makes it appropriate to be used for the purposes of this Agreement, the Lender and the Borrower shall agree on a panel of three first class international shipbrokers (the "PANEL") to provide valuations in accordance with this Clause 15.5 and the average of the valuations so provided shall be used for the purposes of this Clause 15. If the Borrower and the Lender are unable to agree on the members of the Panel within 14 days of a notice from the Lender to the Borrower to that effect, the Panel shall be selected by the Lender.

15.6 VALUE OF ADDITIONAL VESSEL SECURITY. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.5.

15.7 VALUATIONS BINDING. Any valuation under Clause 15.5 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.

15.8 PROVISION OF INFORMATION. The Borrower shall promptly provide (or procure the provision to, as the case may be) the Lender and any shipbroker or expert acting under Clause 15.5 who is a member of the Panel with any information which the Lender or the shipbroker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) considers prudent.

15.9 PAYMENT OF EXPENSES. Without prejudice to the generality of the Borrower's obligations under Clauses 20.3 and 21.3, the Borrower shall, on demand, pay the Lender all legal expenses incurred by the Lender in connection with any matter arising out of this Clause 15 and all the fees and expenses of the Panel in respect of no more than two valuations in any period of 12 months and any valuation (other than a Recent Valuation) specifically required for the purposes of Clause 15.3.

16   PAYMENTS AND CALCULATIONS

16.1 CURRENCY AND METHOD OF PAYMENTS. All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)  by not later than 11.00 a.m. (London time) on the due date;

(b) in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c) to the account of the Lender at the Receiving Bank (Account No 000261123; SWIFT Code AEIBUS33), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

16.2 PAYMENT ON NON-BUSINESS DAY. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)  the due date shall be extended to the next succeeding Business Day; or

(b) if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day,

     and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3 BASIS FOR CALCULATION OF PERIODIC PAYMENTS. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4 LENDER ACCOUNTS. The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each other

     Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

16.5 ACCOUNTS PRIMA FACIE EVIDENCE. If the account maintained under Clause 16.4 shows an amount to be owing by the Borrower or any other Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

17   APPLICATION OF RECEIPTS

17.1 NORMAL ORDER OF APPLICATION. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a) FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them) in such order of application and/or such proportions as the Lender may specify by notice to the Borrower and the other Security Parties;

(b) SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the other Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause; and

(c) THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

17.2 VARIATION OF ORDER OF APPLICATION. The Lender may, by notice to the Borrower and the other Security Parties, provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3 NOTICE OF VARIATION OF ORDER OF APPLICATION. The Lender may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4 APPROPRIATION RIGHTS OVERRIDDEN. This Clause 17 and any notice which the Lender gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.

18   APPLICATION OF EARNINGS

18.1 PAYMENT OF EARNINGS. The Borrower undertakes with the Lender to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignments), all the Earnings relating to each Ship are paid to the Operating Account.

18.2 USE OF ACCOUNT BALANCE. Subject to the terms of this Agreement and the other Finance Documents, until the occurrence of an Event of Default the Account Balance shall be at the disposal of the Borrower for the purpose of meeting the operating expenses for each Ship or for any other purpose which is permitted by the terms of the Finance Documents.

18.3 LOCATION OF ACCOUNTS. The Borrower shall promptly:

(a) comply, or procure compliance, with any requirement of the Lender as to the location or re-location of the Operating Account; and

(b) execute, or procure the execution of, any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Operating Account,

     PROVIDED THAT any cost incurred in relation to this Clause 18.3 shall be for the account of the Lender.

18.4 DEBITS FOR EXPENSES ETC. The Lender shall be entitled (but not obliged) from time to time to debit the Operating Account without prior notice in order to discharge any amount due and payable to it under Clauses 20 or 21 or payment of which it has become entitled to demand under Clauses 20 or 21.

18.5 BORROWER'S OBLIGATIONS UNAFFECTED. The provisions of this Clause 18 do not affect:

(a) the liability of the Borrower to make payments of principal and interest on the due dates; or

(b) any other liability or obligation of the Borrower or any other Security Party under any Finance Document.

19   EVENTS OF DEFAULT

19.1 EVENTS OF DEFAULT. EVENTS OF DEFAULT. An Event of Default occurs if:

(a) the Borrower or any other Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document and, in the event that such failure to pay is as a result of a banking error, the Borrower or the relevant Security Party has failed to make the payment due within 2 Business Days of and including the day on which the payment was due or demanded (as the case may be); or

(b)  any breach occurs of Clause 9.3, 11.2, 11.3, 11.4, 12.2, 12.3, 12.4, 12.5,
     12.6, 13, 14.12 or 15; or

(c) any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph
     (a) or (b) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy the same; or

(d) (subject to any applicable grace period specified in any Finance Document) any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph
     (a), (b) or (c)); or

(e) any representation, warranty or statement made by, or by an officer of, the Borrower or any other Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made; or

(f) any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

     (i) any Financial Indebtedness in excess of an aggregate amount of $1,000,000 of a Relevant Person is not paid when due or, if so payable, on demand; or

     (ii) any Financial Indebtedness in excess of an aggregate amount of $1,000,000 of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

     (iii) a lease, hire purchase agreement or charter creating any Financial Indebtedness in excess of an aggregate amount of $1,000,000 of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

     (iv) any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness in excess of an aggregate amount of $1,000,000 of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

     (v) any Security Interest securing any Financial Indebtedness in excess of an aggregate amount of $1,000,000 of a Relevant Person becomes enforceable; or

(g)  any of the following occurs in relation to a Relevant Person:

     (i) a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

     (ii) any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress, or any form of freezing order PROVIDED THAT in relation to a Ship, no Event of Default shall occur under this Clause 19.1(g)(ii) if the provisions of Clause 14.8 are complied with; or

     (iii) any administrative or other receiver is appointed over any asset of a Relevant Person; or

     (iv) an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

     (v) any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

     (vi) a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

     (vii) a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

     (viii) an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person

          (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

     (ix) a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with, or protection from, all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation, arrangement or protection is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

     (x) any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

     (xi) in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Lender is similar to any of the foregoing; or

(h) the Borrower or any other Security Party ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)  it becomes unlawful or impossible:

     (i) for the Borrower or any other Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document or an Underlying Document; or

     (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j) any consent necessary to enable a Guarantor to own, operate or charter the Ship owned by it or to enable the Borrower or any other Security Party to comply with any provision which the Lender considers material of a Finance Document or an Underlying Document is not granted, expires without being renewed, is revoked or any condition of such a consent is not fulfilled; or

(k) it appears to the Lender that, without its prior consent, there is a Change of Control; or

(l) it appears to the Lender that, without its prior consent, a Ship is being managed by someone other than the Approved Manager;

(m) a Charterer fails to pay when due or (if so payable) on demand any sum payable under the relevant Charter and such sum remains outstanding 30 days after the date on which it became due or was demanded (as the case may be);

(n) any provision which the Lender reasonably considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(o) the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(p) the Lender gives notice of an Early Termination Date under Section 6(a) of the Master Agreement; or

(q)  a person entitled to do so gives notice of an Early Termination Date under
     Section 6(b)(iv) of the Master Agreement; or

(r) an Event of Default (as defined in Section 14 of the Master Agreement) occurs; or

(s) the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

(t) any other event occurs or any other circumstances arise or develop including, without limitation:

     (i) a change in the financial position, state of affairs or prospects of the Borrower or any other Security Party; or

     (ii) any accident or other event involving a Ship or another vessel owned, chartered or operated by a Relevant Person,

     in the light of which the Lender considers that there is a significant risk that the Borrower or any other Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

19.2 ACTIONS FOLLOWING AN EVENT OF DEFAULT. On, or at any time after, the occurrence of an Event of Default the Lender may:

(a) serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(b) serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c) take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under any Finance Document or any applicable law.

19.3 TERMINATION OF OBLIGATIONS. On the service of a notice under Clause 19.2(a), all the obligations of the Lender to the Borrower under this Agreement shall terminate.


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

19.4 ACCELERATION OF LOAN. On the service of a notice under Clause 19.2(b), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any other Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5 MULTIPLE NOTICES; ACTION WITHOUT NOTICE. The Lender may serve notices under Clause 19.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6 EXCLUSION OF LENDER LIABILITY. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or any other Security Party:

(a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of the Lender's own officers and employees or ( as the case may be) such receiver's or manager's own partners or employees.

19.7 RELEVANT PERSONS. In this Clause 19 a "RELEVANT PERSON" means the Borrower, a Guarantor or any other Security Party and, for the avoidance of doubt, does not include the Approved Manager, any Charterer or a Charter Guarantor.

19.8 INTERPRETATION. In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "PETITION" includes an application.

20   FEES AND EXPENSES

20.1 FEE LETTER. The Borrower shall pay to the Lender the arrangement fee and all commitment fees due in such amounts and at such times as set out in the Fee Letter.

20.2 COSTS OF NEGOTIATION, PREPARATION ETC. The Lender shall be liable for all fees and expenses it incurs in connection with the negotiation, preparation and execution of this Agreement and the other Finance Documents.

20.3 COSTS OF REGISTRATIONS. The Borrower shall be liable for, and shall indemnify the Lender for, all fees, costs and expenses in connection with the registration of any Finance Document PROVIDED THAT the Lender shall consult with the Borrower in relation to reasonably minimising such fees, costs and expenses prior to any such registration.

20.4 COSTS OF VARIATION, AMENDMENTS, ENFORCEMENT ETC. The Borrower shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a) any amendment or supplement to a Finance Document which is reasonably and properly incurred, or any proposal for such an amendment to be made;


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(b)  any consent or waiver by the Lender concerned under or in connection with a
     Finance Document which is reasonably and properly incurred, or any request for such a consent or waiver;

(c) the valuation of any security provided or offered under Clause 15 which is reasonably and properly incurred or any other matter relating to such security; or

(d) any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

     There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.5 DOCUMENTARY TAXES. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

20.6 FINANCE SERVICES AUTHORITY FEES. The Borrower shall pay to the Lender, on the Lender's demand, the amounts which the Lender from time to time notifies the Borrower to be necessary to compensate it for the cost attributable to the Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Finance Services Authority (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the Finance Services Authority calculated by reference to liabilities used to fund the Loan.

20.7 CERTIFICATION OF AMOUNTS. A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21   INDEMNITIES

21.1 INDEMNITIES REGARDING BORROWING AND REPAYMENT OF LOAN. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a) an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b) the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c) any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6);

(d) the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19,

     and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.


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21.2 BREAKAGE COSTS. Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a) in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b) in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

     If the matters referred to in sub-clause (a) above shall result in a net gain to the Lender, the Lender shall, subject to Clause 25.1, account to the Borrower for such gain and the resulting amount shall, provided that no Event of Default has occurred, be paid to the Operating Account to be applied in accordance with the provisions of Clause 18.2.

21.3 MISCELLANEOUS INDEMNITIES. The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:

(a) any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)  any other Pertinent Matter,

     other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

     Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4 CURRENCY INDEMNITY. If any sum due from the Borrower or any other Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "CONTRACTUAL CURRENCY") into another currency (the "PAYMENT CURRENCY") for the purpose of:

(a) making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)  obtaining an order or judgment from any court or other tribunal; or

(c)  enforcing any such order or judgment,

     the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

     In this Clause 21.4, the "AVAILABLE RATE OF EXCHANGE" means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.


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     This Clause 21.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5 CERTIFICATION OF AMOUNTS. A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

22   NO SET-OFF OR TAX DEDUCTION

22.1 NO DEDUCTIONS. All amounts due from the Borrower under a Finance Document shall be paid:

(a)  without any form of set-off, cross-claim or condition; and

(b) free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

22.2 GROSSING-UP FOR TAXES. If the Borrower is required by law to make a tax deduction from any payment:

(a) the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b) the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c) the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3 EVIDENCE OF PAYMENT OF TAXES. Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

22.4 EXCLUSION OF TAX ON OVERALL NET INCOME. In this Clause 22 "TAX DEDUCTION" means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

22.5 TAX CREDITS. If the Lender receives for its own account a repayment or credit in respect of tax on account of which the Borrower has made an increased payment under Clause 22.2, it shall pay to the Borrower a sum equal to the proportion of the repayment or credit which the Lender allocates to the amount due from the Borrower in respect of which the Borrower made the increased payment PROVIDED THAT:

(a) the Lender shall not be obliged to allocate to this transaction any part of a tax repayment or credit which is referable to a class or number of transactions;

(b) nothing in this Clause 22.5 shall oblige the Lender to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c) nothing in this Clause 22.5 shall oblige the Lender to make a payment which would leave it in a worse position than it would have been in if the Borrower had not been required to make a tax deduction from a payment; and


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(d)  any allocation or determination made by the Lender under or in connection with this Clause 22.5 shall be conclusive and binding on the Borrower.

23   ILLEGALITY, ETC

23.1 ILLEGALITY. This Clause 23 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a) unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)  contrary to, or inconsistent with, any regulation,

     for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2 NOTIFICATION AND EFFECT OF ILLEGALITY. On the Lender notifying the Borrower under Clause 23.1, the Lender's obligation to make any further Advances shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

24   INCREASED COSTS

24.1 INCREASED COSTS. This Clause 24 applies if the Lender notifies the Borrower that it considers that as a result of:

(a) the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b) complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Lender (or a parent company of it) has incurred or will incur an "INCREASED COST".

24.2 MEANING OF "INCREASED COSTS". In this Clause 24, "INCREASED COSTS" means:

(a) an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(b) a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(c) an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(d) a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement,


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

     but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22.

     For the purposes of this Clause 24.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3 PAYMENT OF INCREASED COSTS. The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate it for the increased cost.

24.4 NOTICE OF PREPAYMENT. If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 24.3, the Borrower may give the Lender not less than 14 days' notice of its intention to prepay the Loan at the end of an Interest Period.

24.5 PREPAYMENT. A notice under Clause 24.4 shall be irrevocable; and on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the Margin.

24.6 APPLICATION OF PREPAYMENT. Clause 7 shall apply in relation to the prepayment.

25   SET-OFF

25.1 APPLICATION OF CREDIT BALANCES. The Lender may without prior notice:

(a) apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)  for that purpose:

     (i) break, or alter the maturity of, all or any part of a deposit of the Borrower;

     (ii) convert or translate all or any part of a deposit or other credit balance into Dollars; and

     (iii) enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

25.2 SET-OFF BETWEEN THIS AGREEMENT AND THE MASTER AGREEMENT. If the Borrower is the defaulting party under the Master Agreement, the Lender, as the non-defaulting party, may (without prejudice to or limitation of its right of set-off under section 6(e) of the Master Agreement and its rights under Clause 25.1) at the same time as, or at any time after, the Borrower's default, set-off any amount due from the Borrower to the Lender under this Agreement against any amount due from the Lender to the Borrower under the Master Agreement and apply the first amount in discharging the second amount. The effect of any set-off under this Clause 25.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Lender under the Master Agreement.

25.3 EXISTING RIGHTS UNAFFECTED. The Lender shall not be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).


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

25.4 NO SECURITY INTEREST. This Clause 25 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

26   TRANSFERS AND CHANGES IN LENDING OFFICE

26.1 TRANSFER BY BORROWER. The Borrower may not, without the consent of the Lender transfer any of its rights, liabilities or obligations under any Finance Document.

26.2 ASSIGNMENT BY LENDER. The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents:

(a)  to any Affiliate of the Lender without the consent of the Borrower; or

(b) to any other bank or financial institution with the consent of the Borrower, such consent not to be unreasonably withheld or delayed,

     PROVIDED THAT in each case any costs incurred in relation to such an assignment shall be for the account of the Lender and, in the case of an assignment to an Affiliate of the Lender, the Borrower's liabilities under the Finance Documents shall not be increased from what they would have been in the absence of such assignment.

26.3 RIGHTS OF ASSIGNEE. In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

26.4 SUB-PARTICIPATION; SUBROGATION ASSIGNMENT. The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.5 DISCLOSURE OF INFORMATION. The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrower, any other Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature, and the Lender shall promptly inform the Borrower of the information disclosed and to whom pursuant to this Clause 26.5.

26.6 CHANGE OF LENDING OFFICE. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)  the date on which the Borrower receives the notice; and

(b) the date, if any, specified in the notice as the date on which the change will come into effect,

     PROVIDED THAT any costs incurred in relation to such a change in lending office shall be for the account of the Lender.

27   VARIATIONS AND WAIVERS

27.1 VARIATIONS, WAIVERS ETC. BY LENDER. A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies


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

     under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2 EXCLUSION OF OTHER OR IMPLIED VARIATIONS. Except for a document which satisfies the requirements of Clauses 27.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)  a provision of this Agreement or another Finance Document; or

(b)  an Event of Default; or

(c) a breach by the Borrower or any other Security Party of an obligation under a Finance Document or the general law; or

(d) any right or remedy conferred by any Finance Document or by the general law,

     and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28   NOTICES

28.1 GENERAL. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2 ADDRESSES FOR COMMUNICATIONS. A notice shall be sent:

     (a) to the Borrower:   Hayward Building
                            22 Bermudian Road
                            Hamilton HM11
                            Bermuda

                            Fax No: +1 441 292 4258

                            Attn: Grant Gibbons

     with copy to:          Arlington Tankers LLC
                            191 Post Road West
                            Westport
                            CT 06880
                            USA

                            Fax No: +1 203 221 2763
                            Attn: Ed Terino

     (b) to the Lender:     Shipping Business Centre
                            5-10 Great Tower Street
                            London EC3P 3HX

                            Fax No: +(44) 207 283 7538


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

                            For the attention of: Head of Ship Finance Portfolio Management or to such other address as the relevant party may notify the other.

28.3 EFFECTIVE DATE OF NOTICES. Subject to Clauses 28.4 and 28.5:

(a) a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b) a notice which is sent by telex or fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4 SERVICE OUTSIDE BUSINESS HOURS. However, if under Clause 28.3 a notice would be deemed to be served:

(a)  on a day which is not a business day in the place of receipt; or

(b)  on such a business day, but after 5 p.m. local time,

     the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5 ILLEGIBLE NOTICES. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6 VALID NOTICES. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7 ENGLISH LANGUAGE. Any notice under or in connection with a Finance Document shall be in English.

28.8 MEANING OF "NOTICE". In this Clause 28 "NOTICE" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29   SUPPLEMENTAL

29.1 RIGHTS CUMULATIVE, NON-EXCLUSIVE. The rights and remedies which the Finance Documents give to the Lender are:

(a)  cumulative;

(b)  may be exercised as often as appears expedient; and

(c) shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.


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29.2 SEVERABILITY OF PROVISIONS. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

29.3 COUNTERPARTS. A Finance Document may be executed in any number of counterparts.

29.4 END OF SECURITY PERIOD. The Lender shall notify the Borrower promptly of the end of the Security Period.

29.5 THIRD PARTY RIGHTS. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30   LAW AND JURISDICTION

30.1 ENGLISH LAW. This Agreement shall be governed by, and construed in accordance with, English law.

30.2 EXCLUSIVE ENGLISH JURISDICTION. Subject to Clause 30.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

30.3 CHOICE OF FORUM FOR THE EXCLUSIVE BENEFIT OF THE LENDER. Clause 30.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a) to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

30.4 PROCESS AGENT. The Borrower irrevocably appoints RB Secretariat Limited at its registered office for the time being, presently at 10th floor, Beaufort House, 15 St. Botolph Street, London EC3A 7EE, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

30.5 LENDER'S RIGHTS UNAFFECTED. Nothing in this Clause 30 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

30.6 MEANING OF "PROCEEDINGS". In this Clause 30, "PROCEEDINGS" means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.


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

                                   SCHEDULE 1

                                 DRAWDOWN NOTICE

To: The Royal Bank of Scotland plc
    Shipping Business Centre
    5-10 Great Tower Street
    London EC3P 3HX

Attention: Will Pritchard, Loans Administration

                                                                          [date]

     DRAWDOWN NOTICE

1 We refer to the loan agreement (the "LOAN AGREEMENT") dated [_____] and made between us, as Borrower, and you, as Lender, in connection with a facility of up to US$235,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2    We request to borrow as follows:

(a)  Amount: US$[_____] in relation to [name of Advance].

(b)  Drawdown Date: [_____].

(c)  [The duration of the first Interest Period shall be [_____] months;]

(d) Payment instructions : the Advance shall be paid to the account of [_____] and numbered [_____] with [_____] of [_____].

3    We represent and warrant that:

(a) the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b) no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4    This notice cannot be revoked without the prior consent of the Lender.

5 [We authorise you to deduct the arrangement fee referred to in Clause 20.1 from the amount of the Advance.]

                                        [Name of Signatory]


                                        ----------------------------------------
                                        Director/Co-Chief Executive Officer
                                        for and on behalf of
                                        ARLINGTON TANKERS LTD.


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

                                   SCHEDULE 2

                          CONDITION PRECEDENT DOCUMENTS

                                     PART A

The following are the documents referred to in Clause 9.1(a).

1 A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B or Part C.

2 Copies of the certificate of incorporation and constitutional documents of the Borrower and each other Security Party, each set of such constitutional documents to be in a form satisfactory to the Lender and its lawyers.

3 Copies of resolutions of the directors of the Borrower and the shareholders and directors of each Guarantor, authorising the execution of each of the Finance Documents to which the Borrower or that Guarantor is a party and, in the case of each Guarantor, authorising or ratifying (as the case may be) the execution of the Underlying Documents to which that Guarantor is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement.

4 The original of any power of attorney under which any Finance Document and/or any Underlying Document is executed on behalf of the Borrower or a Security Party.

5 Copies of all consents which the Borrower or any other Security Party requires to enter into, or make any payment under, any Finance Document or any Underlying Document.

6 The originals of any mandates or other documents required in connection with the opening or operation of the Operating Account.

7 Copies of any documents required by the Lender in relation to its "know your client" regulations and other internal guidelines (whether in relation to the opening of the Operating Account or otherwise).

8 A copy of each Underlying Document relating to the Existing Ships (and, if available, relating to the New Ships) and of all documents signed or issued by each relevant Guarantor, either Charterer or either Charter Guarantor (as the case may be) under or in connection with each such Underlying Document, each to be on terms acceptable to the Lender.

9 Evidence of the due authorisation and execution of each Underlying Document relating to the Existing Ships (and, if available, relating to the New Ships) by each relevant Guarantor, either Charterer or either Charter Guarantor (as the case may be).

10 Evidence that the form of the Quiet Enjoyment Agreement has been agreed by each Guarantor, each Charterer and the Approved Manager in form and substance satisfactory to the Lender.

11 Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

12 Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Bermuda, Sweden, The Netherlands and such other relevant jurisdictions as the Lender may require.


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

13 If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

                                     PART B

1 A duly executed original of the Mortgage, Deed of Covenant, General Assignment and Charter Assignment relating to each Existing Ship (and of each document to be delivered pursuant to each of them).

2 Without prejudice to the generality of paragraph 1 above, the notices of assignment and acknowledgements thereof required by the terms of the Charter Assignment relating to each Existing Ship duly served on, and acknowledged by, the relevant Charterer and the relevant Charter Guarantor.

3    Documentary evidence that:

(a) each Existing Ship is definitively and permanently registered in the name of the relevant Guarantor under Bermudian flag;

(b) each Existing Ship is in the absolute and unencumbered ownership of the relevant Guarantor save as contemplated by the Finance Documents;

(c) each Existing Ship maintains the class highest class for a vessel of that type with an Approved Classification Society free of all overdue recommendations and conditions of such Classification Society;

(d)  each Existing Ship is continuing in service under the relevant Charter;

(e) a Mortgage has been duly registered against each Existing Ship as a valid first priority Bermudian ship mortgage in accordance with the laws of Bermuda; and

(f) each Existing Ship is insured in accordance with the provisions of this Agreement and the relevant Guarantee and all requirements therein in respect of insurances have been complied with.

4 Documents establishing that each Existing Ship will, as from the first Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a) a letter or letters of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of each Existing Ship and subordinating the rights of the Approved Manager against each Existing Ship and each Guarantor to the rights of the Lender under the Finance Documents; and

(b) copies of the Approved Manager's Document of Compliance and of each Existing Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires).

5 A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for each Existing Ship as the Lender may require.

6 The Quiet Enjoyment Agreements in relation to each Existing Ship duly executed by each relevant Guarantor, each relevant Charterer and the Approved Manager, together with evidence of due authorisation and execution by those parties.

7 A satisfactory valuation of each Existing Ship, dated not earlier than 10 days prior to the first Drawdown Date, from an independent London sale and purchase shipbroker selected by the Lender.

8 Evidence that the Existing Lenders have, or immediately will, release all security for the Existing Indebtedness (and have, or immediately will, given notice thereof to all relevant parties) and will release the Borrower and each Guarantor from all liabilities under or in respect of the Existing Loan Agreement.

9 Such further or updating legal opinions from lawyers appointed by the Lender on such matters concerning the laws of Bermuda, Sweden, The Netherlands and such other relevant jurisdictions as the Lender may require.

                                     PART C

The following are the documents referred to in Clause 9.1(c).

1 A copy of the MOA and other Underlying Documents relating to the relevant New Ship and of all document signed or issued by the relevant Guarantor under or in connection with such MOA, on terms acceptable to the Lender.

2 Evidence of due authorisation and execution of the MOA and other Underlying Documents relating to the relevant New Ship.

3 A duly executed original of the Mortgage, Deed of Covenant, General Assignment and Charter Assignment relating to the relevant New Ship (and of each document to be delivered pursuant to each of them).

4 Without prejudice to the generality of paragraph 1 above, notices of assignment and acknowledgements thereof required by the terms of the Charter Assignment relating to the relevant New Ship duly served on, and acknowledged by, the relevant Charterer and the relevant Charter Guarantor.

5    Documentary evidence that:

(a) the relevant New Ship has been unconditionally delivered by the relevant Seller to, and accepted by, the relevant Guarantor under the relevant MOA;

(b) the relevant New Ship is definitively and permanently registered in the name of the relevant Guarantor under Bermudian flag;

(c) the relevant New Ship is in the absolute and unencumbered ownership of the relevant Guarantor save as contemplated by the Finance Documents;

(d) the relevant New Ship maintains the highest class for a vessel of that type with an Approved Classification Society free of all overdue recommendations and conditions of such Classification Society;

(e)  the relevant New Ship has entered into service under the relevant Charter;

(f) a Mortgage has been duly registered against the relevant New Ship as a valid first priority Bermudian ship mortgage in accordance with the laws of Bermuda; and

(g) the relevant New Ship is insured in accordance with the provisions of this Agreement and the relevant Guarantee and all requirements therein in respect of insurances have been complied with.

6 Documents establishing that the relevant New Ship will, as from the relevant Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a) a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the relevant New Ship and subordinating the rights of the Approved Manager against that New Ship and the relevant Guarantor to the rights of the Lender under the Finance Documents; and

(b) copies of the Approved Manager's Document of Compliance and of the relevant New Ship's Safety Management Certificate and ISCC (together with any other details of the applicable safety management system which the Lender requires).

7 A favourable opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the relevant New Ship as the Lender may require.

8 The Quiet Enjoyment Agreement in relation to each New Ship duly executed by each relevant Guarantor, each relevant Charterer and the Approved Manager, together with evidence of due authorisation and execution by those parties.

9 A satisfactory valuation of the relevant New Ship, dated not earlier than 10 days prior to the relevant Drawdown Date, from an independent London sale and purchase shipbroker selected by the Lender.

10 Such further or updating legal opinions from lawyers appointed by the Lender on such matters covering the laws of Bermuda, Sweden, The Netherlands and such other relevant jurisdictions as the Lender may require.

11 The documents referred to in paragraphs 1 and 2 of this Part C need not be separately delivered if they have previously been delivered pursuant to paragraphs 8 and 9 of Part A.

     Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

                                   SCHEDULE 3

                         FORM OF COMPLIANCE CERTIFICATE

To: The Royal Bank of Scotland plc
    Shipping Business Centre
    5-10 Great Tower Street
    London EC3P 3HX

                                                                  [_____] 200[_]

Dear Sirs,

We refer to a loan agreement dated December 2005 (the "LOAN AGREEMENT") made between (1) us as borrower and (2) you as lender.

Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.

We enclose with this certificate a copy of the [the audited consolidated accounts of the Group for the year ended [_____]] [the consolidated management accounts of the Group for the 3-month period ended [_____]]. The accounts (i) have been prepared in accordance with all applicable laws and GAAP consistently applied, (ii) give a GAAP presentation of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.

The Borrower represents that no Event of Default has occurred as at the date of this certificate and, to the best of the knowledge of each of the undersigned following due enquiry, no Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]]. In addition as of [_____], the Borrower confirms compliance with the financial covenants set out in Clause 12.5 of the Loan Agreement for the [12] [3] months ending as at the date to which the enclosed accounts are prepared.

We now certify that, as at [_____]:

(b) the Value Adjusted Equity is equal to or greater than 30 per cent. of the Value Adjusted Total Assets; and

(c)  the Group has a positive Working Capital.

This certificate shall be governed by, and construed in accordance with, English law.


-------------------------------------
[------------------------]

Chief Financial Officer of
ARLINGTON TANKERS LTD.


-------------------------------------
[------------------------]

Director of
ARLINGTON TANKERS LTD.

                                   SCHEDULE 4

                           MANDATORY COST RATE FORMULA

The Mandatory Cost Rate will be calculated in accordance with the following formula:

          F x 0.01
          --------
             300

where on the day(s) of application of the formula:

F. is the rate of charge payable by the Lender to the Financial Services Authority pursuant to paragraph 2 of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b/2.03b shall be deemed to be zero) and expressed in pounds per L1 million of the Fee Base of the Lender.

For the purposes of this Schedule:

Fee Base has the meaning ascribed to it for the purposes of, and all be calculated in accordance with, the Fees Regulations.

Fees Regulations means, as appropriate, either the Banking Supervision (Fees) Regulations 2000 or such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2001.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

If alternative or additional financial requirements are imposed which in the Lender's opinion make the formula set out above no longer appropriate, the Lender shall be entitled to stipulate such other formula as shall be suitable to apply in substitution for the formula set out above.

                                 EXECUTION PAGE

BORROWER


SIGNED by                        )      /s/ EDWARD TERINO
                                 )      ----------------------------------------
for and on behalf of             )
ARLINGTON TANKERS LTD.           )
in the presence of:              )


/s/ Olivia Bedell-Pearce
-------------------------------------
Olivia Bedell-Pearce
Solicitor
London
EC2A 2HB


LENDER


SIGNED by                        )      /s/ GRAHAM LOCKER
                                 )      ----------------------------------------
for and on behalf of             )
THE ROYAL BANK OF SCOTLAND PLC   )
in the presence of:              )


/s/ Olivia Bedell-Pearce
-------------------------------------
Olivia Bedell-Pearce
Solicitor
London
EC2A 2HB